AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2003


                                                     REGISTRATION NO. 333-101288
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------


                                 AMENDMENT NO. 6


                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)

                        CAYMAN ISLANDS                                           98-0191098
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification Number.)
                           XL HOUSE
                      ONE BERMUDIANA ROAD                                   CT CORPORATION SYSTEM
                         HAMILTON HM11                                        111 EIGHTH AVENUE
                            BERMUDA                                       NEW YORK, NEW YORK 10011
                          (441) 292-8515                                         (212) 590-9200
(Address, including zip code, and telephone number, including     (Name, address, including zip code, and
   area code, of registrant's principal executive office)         telephone number, including area code, of
                                                                              agent for service)

                               -------------------

                         XL CAPITAL FINANCE (EUROPE) PLC
             (Exact name of registrant as specified in its charter)

                       ENGLAND AND WALES                                               N/A
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification Number.)
                                                                                CT CORPORATION SYSTEM
                        2 LAMBS PASSAGE                                         111 EIGHTH AVENUE
                        LONDON EC1Y 8YY                                     NEW YORK, NEW YORK 10011
                           ENGLAND                                               (212) 590-9200
(Address, including zip code, and telephone number, including     (Name, address, including zip code, and
   area code, of registrant's principal executive office)         telephone number, including area code, of
                                                                              agent for service)

                               -------------------

                               XL CAPITAL TRUST I
                               XL CAPITAL TRUST II
                              XL CAPITAL TRUST III
             (Exact name of registrant as specified in its charter)

                           DELAWARE                                               EACH APPLIED FOR
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification Number.)
                           XL HOUSE
                      ONE BERMUDIANA ROAD                                       CT CORPORATION SYSTEM
                         HAMILTON HM11                                            111 EIGHTH AVENUE
                            BERMUDA                                           NEW YORK, NEW YORK 10011
                        (441) 292-8515                                             (212) 590-9200
(Address, including zip code, and telephone number, including     (Name, address, including zip code, and
   area code, of registrant's principal executive office)         telephone number, including area code, of
                                                                              agent for service)

                               -------------------

                                   COPIES TO:


           PAUL S. GIORDANO, ESQ.                       IMMANUEL KOHN, ESQ.
  EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL         CAHILL GORDON & REINDEL LLP
                AND SECRETARY                             80 PINE STREET
               XL CAPITAL LTD                      NEW YORK, NEW YORK 10005-1702
               (441) 292-8515                             (212) 701-3000

                               -------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
  STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT
 SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
                          SECTION 8(a), MAY DETERMINE.


================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or solicitation is not permitted.

PRELIMINARY PROSPECTUS


SUBJECT TO COMPLETION, DATED JUNE 18, 2003



                                 $1,934,000,000

                                 XL CAPITAL LTD

                                 ORDINARY SHARES
                           PREFERENCE ORDINARY SHARES
                                 DEBT SECURITIES
                             ORDINARY SHARE WARRANTS
                        ORDINARY SHARE PURCHASE CONTRACTS
                          ORDINARY SHARE PURCHASE UNITS

                         XL CAPITAL FINANCE (EUROPE) PLC

  SENIOR DEBT SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED BY XL CAPITAL LTD

                               XL CAPITAL TRUST I
                               XL CAPITAL TRUST II
                              XL CAPITAL TRUST III

     TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED TO THE
              EXTENT PROVIDED IN THIS PROSPECTUS BY XL CAPITAL LTD

--------------------------------------------------------------------------------
The following are types of securities that may be offered and sold under this prospectus:

     o  XL Capital Ltd Ordinary Shares      o  XL Capital Finance (Europe)
     o  XL Capital Ltd Preference              plc Senior Debt Securities
        Ordinary Shares                     o  Trust Preferred Securities
     o  XL Capital Ltd Debt Securities      o  XL Capital Ltd Subordinated
     o  XL Capital Ltd Ordinary Share          Deferrable Interest Debentures
        Warrants
     o  XL Capital Ltd Ordinary Share
        Purchase Contracts
     o  XL Capital Ltd Ordinary Share
        Purchase Units

A prospectus supplement, which must accompany this prospectus, will describe the securities XL Capital Ltd, XL Capital Finance (Europe) plc and/or the trusts are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

     o  Maturity                            o  Redemption terms
     o  Interest rate                       o  Conversion terms
     o  Dividend rate                       o  Listing on a securities exchange
     o  Sinking fund terms                  o  Amount payable at maturity
     o  Ranking

--------------------------------------------------------------------------------
NEITHER SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents which XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may elect, or through underwriters and dealers which XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may select. If XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust use agents, underwriters or dealers to sell the securities, XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust, as applicable, will name them and describe their compensation in a prospectus supplement.


       , 2003

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
About This Prospectus ..............................................................................1
Where You Can Find More Information ................................................................1
Incorporation of Documents by Reference ............................................................2
XL Capital Ltd .....................................................................................3
XL Capital Finance (Europe) plc ....................................................................4
The Trusts .........................................................................................4
Use of Proceeds ....................................................................................4
Accounting Treatment Relating to Trust Securities ..................................................5
Ratio of Earnings to Combined Fixed Charges and Preference Ordinary Share Dividends ................5
General Description of the Offered Securities ......................................................5
Description of XL Capital Share Capital ............................................................6
Description of XL Capital Preference Ordinary Shares ...............................................6
Description of XL Capital Ordinary Shares .........................................................10
Description of XL Capital Ordinary Share Warrants .................................................12
Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units .....14
Description of XL Capital Debt Securities .........................................................14
Description of XL Capital Finance (Europe) plc Senior Debt Securities .............................28
Description of the Trust Preferred Securities .....................................................40
Description of the Trust Preferred Securities Guarantee ...........................................53
Description of the Subordinated Deferrable Interest Debentures ....................................57
Plan of Distribution ..............................................................................65
Legal Matters .....................................................................................66
Experts ...........................................................................................67
Enforcement of Civil Liabilities Under United States Federal Securities Laws ......................67

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that XL Capital Ltd, XL Capital Finance (Europe) plc, and the trusts filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process, relating to:

     (1) XL Capital Ltd's ordinary shares, preference ordinary shares, debt securities, ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units, subordinated deferrable interest debentures, guarantees of XL Finance senior debt securities and guarantees of trust preferred securities;

     (2)  XL Capital Finance (Europe) plc's senior debt securities; and

     (3) the trust preferred securities of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III described in this prospectus.

      Under this shelf process, XL Capital Ltd, XL Capital Finance (Europe) plc, and the trusts may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $1,934,000,000. This prospectus provides you with a general description of the securities that XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding XL Capital Ltd, XL Capital Finance (Europe) plc or the trusts and the offered securities, please refer to the registration statement. Each time XL Capital Ltd, XL Capital Finance (Europe) plc or a trust sells securities it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus; provided, that such information does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

      In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise, "we," "us" and "our" refer to XL Capital Ltd and its subsidiaries, "XL Capital" refers to XL Capital Ltd and not any of its subsidiaries, "XL Finance" refers to XL Capital Finance (Europe) plc and "XL Capital trusts" or the "trusts" refer, collectively, to XL Capital Trust I, XL Capital Trust II and XL Capital Trust III.

                             ---------------------

                       WHERE YOU CAN FIND MORE INFORMATION

      We, the trusts and XL Finance have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "registration statement") relating to the offered securities.

XL CAPITAL

      XL Capital is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website that contains reports, proxy and information statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The website address is http://www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

XL CAPITAL FINANCE (EUROPE) PLC

      XL Capital Finance (Europe) plc is not currently subject to the information reporting requirements of the Exchange Act. XL Capital Finance (Europe) plc is directly and indirectly wholly owned by XL Capital and currently has no operations. XL Capital Finance (Europe) plc has not engaged in any activities other than those incidental to its formation and the issuance of senior debt securities in January of 2002, and the lending or the contributing of the proceeds of those senior debt securities to XL Capital Ltd and activities incidental to or connected with the foregoing. The outstanding senior debt securities of XL Capital Finance (Europe) plc are, and any future issuances of debt securities of XL Capital Finance (Europe) plc will be, fully and unconditionally guaranteed by XL Capital and by no other subsidiary of XL Capital. See "Description of XL Capital Finance (Europe) plc Senior Debt Securities."

THE TRUSTS

      None of the trusts is currently subject to the information reporting requirements of the Exchange Act. No separate financial statements of the trusts have been included herein. We do not believe that such financial statements would be material to holders of the trust preferred securities because:

     (1) all of the voting securities of the trusts will be owned, directly or indirectly, by XL Capital, a reporting company under the Exchange Act,

     (2) the trusts have no independent operations and exist for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the applicable trust and investing the proceeds thereof in the subordinated deferrable interest debentures issued by XL Capital and

     (3) the obligations of each trust under the trust securities are fully and unconditionally guaranteed by XL Capital to the extent that the trust has funds available to meet such obligations.

      See "The Trusts," "Description of the Trust Preferred Securities," "Description of the Trust Preferred Securities Guarantees" and "Description of the Subordinated Deferrable Interest Debentures."

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows XL Capital to "incorporate by reference" into this prospectus the information it files with the SEC, which means that it can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Capital files after the date of the initial registration statement and prior to the termination of the final offering under this registration statement shall be deemed to be incorporated by reference into this prospectus. The information that XL Capital files after the date of this prospectus with the SEC will automatically update and supersede this information. XL Capital incorporates by reference into this prospectus the documents listed below which have been filed by XL Capital with the SEC(SECfile number 1-10804) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.


     o Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 31, 2003;


     o    Proxy Statement dated April 4, 2003, filed on April 4, 2003;

     o Quarterly Report on Form 10-Q for the period ended March 31, 2003, filed on May 15, 2003; and

     o Quarterly Report on Form 10-Q/A for the period ended March 31, 2003, filed on June 18, 2003.



      Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      You may request a copy of any of the documents which are incorporated by reference in this prospectus, other than exhibits which are not specifically incorporated by reference into such documents, and XL Capital's, XL Finance's and the Trusts' constitutional documents, at no cost, by writing or telephoning us at the following:

      Investor Relations
      XL Capital Ltd
      XL House
      One Bermudiana Road
      Hamilton, Bermuda HM11
      Telephone: (441) 292-8515

      None of XL Capital, XL Finance or the trusts have authorized anyone to give any information or make any representation about XL Capital, XL Finance or the trusts that is different from, or in addition to, that contained in this prospectus or in any of the materials that XL Capital, XL Finance or the trusts have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                                 XL CAPITAL LTD

      We are a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

      We were incorporated with limited liability under the Cayman Islands Companies Law on March 16, 1998, as EXEL Merger Company Ltd. We were formed as a result of the merger of EXEL Merger Company Ltd, EXEL Limited and Mid Ocean Limited on August 7, 1998, and were renamed EXEL Limited on that date. This merger was accounted for as a purchase business combination. EXEL and Mid Ocean were companies that were incorporated in the Cayman Islands in 1986 and 1992, respectively. At a special general meeting held on February 1, 1999, the shareholders of EXEL Limited approved a resolution changing the name of EXEL Limited to XL Capital Ltd.

      On June 18, 1999, we merged with NAC Re Corp. (now known as XL Reinsurance America Inc.), a Delaware corporation that was organized in 1985, in a stock merger. The NAC merger was accounted for as a pooling of interests under U.S. generally accepted accounting principles. Accordingly, all prior period information contained or incorporated by reference in this prospectus includes the results of NAC as though it had always been a part of XL Capital Ltd. Following the merger, we changed our fiscal year end from November 30 to December 31 as a conforming pooling adjustment. On July 25, 2001, we completed the acquisition of certain of the operations of Winterthur International from Winterthur Swiss Insurance Company, an indirect subsidiary of the Credit Suisse Group. Although the Winterthur International acquisition closed on July 25, 2001, it has been given effect as if it closed on July 1, 2001, which is the date from which the economic interests were transferred to us.

      We are incorporated in the Cayman Islands. Our principal executive offices are located at XL House, One Bermudiana Road, Hamilton, Bermuda HM11. Our telephone number is (441) 292-8515. Our website is www.xlcapital.com. The information contained on our website is not incorporated by reference into this prospectus.

      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

                         XL CAPITAL FINANCE (EUROPE) PLC

      XL Capital Finance (Europe) plc (formerly known as XL Finance (UK) plc) was incorporated as a public limited company under the laws of England and Wales on August 29, 2001 under the number 4278406. XL Capital Finance (Europe) plc's registered offices are located at 2 Lambs Passage, London EC1Y 8YY, England. XL Capital Finance (Europe) plc's phone number is (44) 207-600-1200. XL Capital Finance (Europe) plc is a wholly owned subsidiary of XL Capital Ltd.

                                   THE TRUSTS

      Each of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III is a statutory trust formed under Delaware law pursuant to (i) a separate declaration of trust, executed by XL Capital Ltd, as sponsor for such trust (the "sponsor"), and the trustees (as defined herein) as of that date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declaration of trust of each trust will be amended and restated in its entirety (as so amended and restated, the "declaration") substantially in the form incorporated by reference in the registration statement of which this prospectus forms a part.

      Each trust exists for the exclusive purposes of (1) issuing and selling the trust preferred securities representing preferred undivided beneficial interests in the assets of such trust and trust common securities representing common undivided beneficial interests in the assets of such trust (the "trust common securities" and, together with the trust preferred securities, the "trust securities"), (2) investing the gross proceeds of the trust securities in a series of subordinated deferrable interest debentures and (3) engaging in only those other activities necessary or incidental thereto.

      All of the trust common securities will be directly or indirectly owned by XL Capital Ltd. The trust common securities will rank equal with, and payments will be made thereon PRO RATA, with the trust preferred securities except that upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Each trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable declaration.

      Each trust's business and affairs will be conducted by the trustees (the "trustees") appointed by XL Capital Ltd, as the direct or indirect holder of all the trust common securities. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The duties and obligations of such trustees shall be governed by the declaration of such trust, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Delaware Statutory Trust Act. A majority of the trustees (the "regular trustees") of each trust will be persons who are employees or officers of or affiliated with XL Capital Ltd.

      One trustee of each trust will be a financial institution which will be unaffiliated with XL Capital Ltd and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement (the "property trustee"). In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another trustee of each trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). XL Capital Ltd will pay all fees, expenses, debts and obligations (other than the trust securities) related to the trusts and the offering of trust securities. The office of the Delaware trustee for each trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The principal place of business of each trust shall be c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM11, Bermuda (telephone number
(441) 292-8515).

                                 USE OF PROCEEDS

      Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this Prospectus will be used for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust securities in a particular series of subordinated deferrable interest debentures of XL Capital, which will use such funds for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

                ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

      The financial statements of each trust that has issued trust securities will be consolidated with XL Capital Ltd's financial statements, with the trust preferred securities of each trust shown on XL Capital Ltd's consolidated financial statements as XL Capital Ltd obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of XL Capital Ltd. XL Capital Ltd's financial statements will include a footnote that discloses, among other things, that the sole asset of each trust included therein consists of subordinated deferrable interest debentures of XL Capital Ltd, and will specify the designation, principal amount, interest rate and maturity date of such subordinated deferrable interest debentures.

    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE ORDINARY SHARE
                                   DIVIDENDS

      The ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference ordinary share dividends of XL Capital for each of the periods indicated is as follows:


                                                                         FISCAL YEAR ENDED DECEMBER 31,
                                              THREE MONTHS ENDED    ---------------------------------------
                                                MARCH 31, 2003      2002     2001     2000**  1999**   1998
                                              ------------------    ----     ----     ----    ----     ----
Ratio of Earnings to Fixed Charges ........          7.2x           3.3x       *      6.5x    8.3x     18.9x
Ratio of Earnings to Combined Fixed
  Charges and Preference Ordinary
  Share Dividends .........................          6.0x           3.1x       *      6.5x    8.3x     18.9x


---------------
* For the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $832.4 million.
** The ratios reflect certain reclassifications of interest expense related to the accretion of deposit liabilities that were implemented retroactively effective March 31, 2002.

      We have computed the foregoing ratios by dividing (1) income from continuing operations before income taxes, minority interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less minority interest, by
(2) the sum of fixed charges and where indicated, preference ordinary share dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), the portion of operating lease rental expense that is representative of the interest factor (deemed to be 30% of operating lease rentals) and interest credited to policyholders consisting of accretion of deposit liability transactions. Because XL Capital had no outstanding preference ordinary shares during any of the four fiscal years ended December 31, 2001 that are presented, the ratio of earnings to fixed charges is identical to the ratio of earnings to combined fixed charges and preference ordinary share dividends for each of these periods presented.

      XL Capital Finance (Europe) plc and the trusts had no operations during the periods set forth above.

                  GENERAL DESCRIPTION OF THE OFFERED SECURITIES

      XL Capital may offer from time to time under this prospectus, separately or together:

     o    ordinary shares,

     o    preference ordinary shares,

     o    unsecured senior or subordinated debt securities,

     o    warrants to purchase ordinary shares of XL Capital Ltd,

     o    ordinary share purchase contracts and

     o ordinary share purchase units, each representing ownership of one or more ordinary share purchase contracts and, as security for the holder's obligation to purchase ordinary shares under the share purchase contract, any one or more of (1) debt securities of XL Capital (which may be senior or subordinated), (2) senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital, (3) debt obligations of third parties, including U.S. Treasury securities, (4) preference ordinary shares of XL Capital or (5) preferred securities of a trust.

      XL Capital Finance (Europe) plc may offer from time to time under this Prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by XL Capital.

      Each trust may offer from time to time under this Prospectus trust preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by XL Capital.

      The aggregate initial offering price of the offered securities will not exceed $1,934,000,000.

      References to "XL Capital," "we," "our" or "us" in "Description of
XL Capital Preference Ordinary Shares,""Description of XL Capital Ordinary Shares,""Description of XL Capital Ordinary Share Warrants,"and "Description of XL Capital Debt Securities,"refer solely to XL Capital Ltd and not its subsidiaries.

                     DESCRIPTION OF XL CAPITAL SHARE CAPITAL

GENERAL

      The Articles of Association and Memorandum of Association of XL Capital provide that its authorized share capital is US$9,999,900 divided into 999,990,000 ordinary shares, par value $0.01 per share. The XL Capital ordinary shares are currently divided into four classes: Class A Ordinary Shares and Class B Ordinary Shares (together, the "ordinary shares") and Series A Preference Ordinary Shares and Series B Preference Ordinary Shares.


      As of June 6, 2003, XL Capital's issued and outstanding shares were approximately as follows:

    CLASS OF SHARES                                               SHARES
    ---------------                                               -------
    Class A Ordinary Shares ..................................   136,915,830
    Class B Ordinary Shares ..................................             0
    Series APreference Ordinary Shares .......................     9,200,000
    Series B Preference Ordinary Shares ......................    11,500,000


All issued and outstanding shares are fully paid and nonassessable.

              DESCRIPTION OF XL CAPITAL PREFERENCE ORDINARY SHARES

GENERAL

      We are authorized to issue up to 999,990,000 ordinary shares of our company, par value $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue our ordinary shares with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise as the board of directors may from time to time determine.

      The following is a description of certain general terms and provisions of the preference ordinary shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights ("preference ordinary shares"). The particular terms of any class or series of preference ordinary shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference ordinary shares; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

      The following summary of terms of our preference ordinary shares is not complete. You should refer to the provisions of our Memorandum of Association, our Articles of Association and the terms of each class or series of the preference ordinary shares which will be filed with the SEC at or prior to the time of issuance of such class or series of the preference ordinary shares and described in the applicable prospectus supplement.

TERMS

      The terms of each series of preference ordinary shares will be described in any prospectus supplement related to such class or series of preference ordinary shares.

      The board of directors in approving the issuance of a class or series of preference ordinary shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

     o whether dividends on that class or series of preference ordinary shares will be cumulative or non-cumulative;

     o the dividend rate and rights in respect of dividends on the preference ordinary shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

     o the liquidation preference per share of that class or series of preference ordinary shares, if any;

     o the voting powers, if any, of the preference ordinary shares of that class or series;

     o any redemption and sinking fund provisions applicable to that class or series of preference ordinary shares;

     o any conversion provisions applicable to that class or series of preference ordinary shares; and

     o the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference ordinary shares.

DIVIDENDS

      Holders of preference ordinary shares will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference ordinary shares unless full dividends for all classes or series of preference ordinary shares which have the same rank as, or rank senior to, such class or series of preference ordinary shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared PRO RATA so that the amount of dividends declared per share on that class or series of preference ordinary shares and on each other class or series of preference ordinary shares having the same rank as, or ranking senior to, that class or series of preference ordinary shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference ordinary shares and the other preference ordinary shares bear to each other. In addition, generally, unless all dividends on the preference ordinary shares have been paid,

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

no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

VOTING RIGHTS

      The holders of the preference ordinary shares shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference ordinary shares shall be entitled to vote, they shall be entitled to one vote for each share held.

      Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preference ordinary shares shall be in arrears, then during such period, which we refer to herein as the "voting period," the holders of a majority of the outstanding preference ordinary shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period, shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference ordinary share entitling the holder thereof to one vote.

      Any director who shall have been elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference ordinary shares of all series given at a special meeting of such shareholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference ordinary shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference ordinary shares. At the end of the voting period, the holders of preference ordinary shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference ordinary shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

      In addition, unless previously redeemed or called for redemption, certain transactions that would vary the rights of the holders of any series of preference ordinary shares cannot be made without the approval of a special resolution in writing by the holders of 100% of such series or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of such series, subject to any requirements of Cayman Islands law.

RANKING

      The preference ordinary shares will rank senior to our ordinary shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL Capital. Without the requisite vote of holders of the preference ordinary shares, as described above under "-- Voting Rights," no class or series of capital shares can be created ranking senior to the preference ordinary shares as to dividend rights or liquidation preference.

LIQUIDATION RIGHTS

      In the event of our liquidation, dissolution or winding-up, the holders of preference ordinary shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of ordinary shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference ordinary shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus

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

dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference ordinary shares of such series and any of our other preference ordinary shares ranking as to any such distribution on a parity with our preference ordinary shares of such series are not paid in full, the holders of our preference ordinary shares of such series and of such of our other preference ordinary shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference ordinary shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL Capital.

REDEMPTION PROVISIONS

      The preference ordinary shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

CONVERSION AND EXCHANGE RIGHTS

      The preference ordinary shares, if convertible, will only be convertible into our ordinary shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference ordinary shares is convertible into ordinary shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preference ordinary shares. Such terms will include:

     (1) in the case such series of preference ordinary shares is convertible into ordinary shares:

          (a) the number of ordinary shares into which preference ordinary shares of such series are convertible;

          (b)  the conversion price (or manner of calculation thereof);

          (c)  the conversion period;

          (d) provisions as to whether conversion will be at the option of the holders of such series of preference ordinary shares or at our option or automatic;

          (e)  the events requiring an adjustment of the conversion price; and

          (f) provisions affecting conversion in the event of the redemption of such series of preference ordinary shares; and

     (2) in the case such series of preference ordinary shares is exchangeable into debt securities:

          (a) the principal amount of debt securities into which preference ordinary shares of such series are exchangeable;

          (b)  the exchange period; and

          (c) provisions as to whether the exchange will be at the option of the holders of such series of preference ordinary shares or at our option or automatic.

MISCELLANEOUS

      Our preference ordinary shares will have no preemptive rights. All of our preference ordinary shares, upon payment in full therefor, will be fully paid and nonassessable.

                    DESCRIPTION OF XL CAPITAL ORDINARY SHARES

GENERAL

      The following description of our ordinary shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our Memorandum and Articles of Association.

VOTING

      The holders of our Class A Ordinary Shares are entitled to one vote per share while our Class B Ordinary Shares carry no voting rights. Our Articles of Association restrict the voting power of any shareholder to less than approximately 10% of total voting power.

      Under the Cayman Islands Companies Law (2002 Revision) (the "Law") and our Memorandum and Articles of Association, some matters, such as altering the Memorandum or the Articles of Association, changing the name of a company, voluntarily winding up a company or removing a director, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

DIVIDEND RIGHTS

      Subject to the Law and any rights and restrictions of any other class or series of shares, including our preference ordinary shares, the Board of Directors may from time to time declare dividends on the shares issued and authorize payment of the dividends out of our profit realized or unrealized or out of monies otherwise available for dividends in accordance with the Law. The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

      No dividends on the shares issued will be declared by our Board of Directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, or Cayman Islands law prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or not be permitted thereunder. No dividends on the shares issued will be declared or paid or set apart for payment if prohibited by law or regulation.

      Our Articles of Association provide that no dividend shall be payable except out of our profits, realized or unrealized, or out of monies otherwise available for dividends in accordance with Cayman Islands law. Under Cayman Islands law, we may not lawfully declare or pay a dividend out of the share premium account if there are reasonable grounds for believing that we are, or would immediately following the payment of the dividend be, unable to pay our debts as they fall due in the ordinary course of business. In addition, our directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces its reserves to a level that is not sufficient to meet the reserve requirements of our business.

RIGHTS UPON LIQUIDATION

      Upon our liquidation, after the payments to be made in accordance with the Law and the full amounts that holders of any issued shares ranking senior to the ordinary shares, including our preference ordinary shares, as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of the ordinary shares are entitled to receive, PRO RATA, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

STOCK PLANS

      Our incentive stock plan, the "1991 Performance Incentive Program," provides for grants of non-qualified or incentive stock options, restricted stock awards, restricted stock units, performance shares, performance units and stock appreciation rights ("SARs"). The plan is administered by a Committee designated by the Board of Directors (the "Committee"). Stock options may be granted with or without SARs. Exercise prices (which cannot be less per share than the fair market value per share on the grant date) are established by the Committee at the date of grant. Options and SARs have a life of not longer than 10 years and vest as set forth by the Committee.

      Restricted stock awards issued under the 1991 Performance Incentive Program vest over such period as the Committee may approve. These shares contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. Restricted stock issued under the plan totaled 225,960 shares, 227,795 shares and 77,472 shares in 2002, 2001 and 2000, respectively. Restricted stock awards granted by NAC Re Corp. prior to our merger with it amounted to 3,627 shares in 1999. Vesting for such shares generally occurs over a four to six year period from the date of issue.

      We also have stock plans in place for our non-employee directors. All options vest immediately on the grant date. The options granted to non-employee directors in the future will be granted under the Directors Stock & Option Plan. The Directors Stock &Option Plan also provides for grants of restricted stock and restricted stock units to non-employee directors. Directors may also make an irrevocable election preceding the beginning of each fiscal year to defer cash compensation that would otherwise be payable as his or her annual retainer in increments of $5,000 or receive their annual retainer fee currently in the form of shares instead of cash. Any deferred payments will be credited in the form of shares calculated by dividing 110% of the deferred payment by the market value of our stock on the date the fees would otherwise be payable. The shares are distributed in accordance with the terms of the plan. Shares issued under the plan totaled 3,622, 4,240 and 8,179 in 2002, 2001, and 2000, respectively.

      A second stock plan, intended to replace the directors' "Retirement Plan for Non-Employee Directors," provides for the issuance of share units determined by dividing the annual retainer by the market price of our ordinary shares on January 1 of each year. These units receive dividends in the form of additional units equal to the cash value divided by the market price on the payment date. Share units totaling 6,659, 7,318 and 12,903 were issued in 2002, 2001 and 2000, respectively.

      In 1999, we adopted our 1999 Performance Incentive Program under which 1,250,000 options were available and issued to employees who were not directors or executive officers. Our 1999 Performance Incentive Program is substantially similar to our 1991 Performance Incentive Program.

SHARE RIGHTS PLAN

      Rights to purchase ordinary shares (the "Rights") were distributed as a dividend at the rate of one Right for each ordinary share held of record as of the close of business on October 31, 1998. Each Right entitles holders of ordinary shares to buy one ordinary share at an exercise price of $350. The Rights would be exercisable, and would detach from the ordinary shares, only if a person or group were to acquire 20% or more of our outstanding ordinary shares, or were to announce a tender or exchange offer that, if consummated, would result in a person or group beneficially owning 20% or more of ordinary shares. Upon a person or group without prior approval of the Board of Directors acquiring 20% or more of ordinary shares, each Right would entitle the holder (other than such an acquiring person or group) to purchase ordinary shares (or, in certain circumstances, ordinary shares of the acquiring person) with a value of twice the Rights exercise price upon payment of the Rights exercise price. We will be entitled to redeem the Rights at $0.01 per Right at any time until the close of business on the tenth day after the Rights become exercisable. The Rights will expire at the close of business on September 30, 2008, and do not initially have a fair value. We have initially reserved 119,073,878 authorized ordinary shares for issuance upon exercise of Rights.

CLASSIFIED BOARD

      Our Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the shareholders without cause only by special resolution of the total voting power of our issued shares determined in accordance with our Articles of Association.

                DESCRIPTION OF XL CAPITAL ORDINARY SHARE WARRANTS

GENERAL

      XL Capital may issue ordinary share warrants independently or together with any securities offered by any prospectus supplement and such ordinary share warrants may be attached to or separate from such securities. Each series of ordinary share warrants will be issued under a separate warrant agreement to be entered into between XL Capital and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the ordinary share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of ordinary share warrant certificates or beneficial owners of ordinary share warrants.

      The following summaries of certain provisions of the warrant agreement and ordinary share warrant certificate are not complete. You should look at the warrant agreement relating to, and the common stock warrant certificate representing, a series of ordinary share warrants.

      The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Ordinary share warrants for the purchase of ordinary shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

TERMS

      An applicable prospectus supplement will set forth and describe other specific terms regarding each series of ordinary share warrants offered hereby, including:

     (1)  the offering price;

     (2) the number of ordinary shares purchasable upon exercise of each such ordinary share warrant and the price at which such number of ordinary shares may be purchased upon such exercise;

     (3) the date on which the right to exercise such ordinary share warrants shall commence and the date on which such right shall expire; and

     (4)  any other terms of such ordinary share warrants.

EXERCISE OF ORDINARY SHARE WARRANTS

      Each ordinary share warrant will entitle the holder thereof to purchase such ordinary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered ordinary share warrants. After the close of business on the expiration date of each ordinary share warrant or such later date to which such expiration date may be extended by us, unexercised ordinary share warrants will become void.

      Ordinary share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the ordinary shares purchasable upon such exercise, together with certain information set forth on the reverse side of the ordinary share warrant certificate. Upon receipt of such payment and the ordinary share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the ordinary share warrants represented by such ordinary share certificate are exercised, a new ordinary share warrant certificate will be issued for the remaining amount of ordinary share warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

      The warrant agreement for a series of ordinary share warrants may be amended or supplemented without the consent of the holders of the ordinary share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the ordinary share warrants and that do not adversely affect the interests of the holders of the ordinary share warrants.

ORDINARY SHARE WARRANT ADJUSTMENTS

      Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant are subject to adjustment in certain events, including:

     (1) the issuance of ordinary shares as a dividend or distribution on the ordinary shares;

     (2)  certain subdivisions and combinations of the ordinary shares;

     (3) the issuance to all holders of ordinary shares of certain rights or warrants entitling them to subscribe for or purchase ordinary shares, at less than the current market value, as defined in the applicable warrant agreement for such series of ordinary share warrants; and

     (4) the distribution to all holders of ordinary shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

      No adjustment in the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; PROVIDED, HOWEVER, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; PROVIDED, FURTHER, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will not be adjusted for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares, or securities carrying the right to purchase any of the foregoing.

      In the case of:

      (1)   a reclassification or change of the ordinary shares;

      (2)   certain consolidation or merger events involving us; or

      (3) a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our ordinary shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such ordinary shares, the holders of the ordinary share warrants then outstanding will be entitled thereafter to convert such ordinary share warrants into the kind and amount of ordinary shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such ordinary share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                DESCRIPTION OF XL CAPITAL ORDINARY SHARE PURCHASE
                   CONTRACTS AND ORDINARY SHARE PURCHASE UNITS

      XL Capital may issue share purchase contracts, representing contracts obligating holders to purchase from XL Capital, and obligating XL Capital to sell to the holders, or holders to sell to XL Capital and XL Capital to purchase from the holders, a fixed or varying number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

      (1)   debt securities of XL Capital (which may be senior or subordinated);

      (2) senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital;

      (3)   preference ordinary shares of XL Capital;

      (4)   trust preferred securities of an XL Capital Trust; or

      (5) debt or equity obligations of third parties, including U.S. Treasury securities.

      The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract. Any one or more of the above securities, ordinary shares or the share purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the ordinary shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of ordinary shares deliverable by such holders under ordinary share purchase contracts requiring the holders to sell ordinary shares to XL Capital.

      The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

                    DESCRIPTION OF XL CAPITAL DEBT SECURITIES

GENERAL

      XL Capital may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

      The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

TERMS

      The debt securities will be our unsecured obligations.

      The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

      The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "Ranking of Debt Securities" below.

      The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

      (1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

      (2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

      (3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preference ordinary shares or the method by which any such portion shall be determined;

      (4) if convertible into our ordinary shares or preference ordinary shares, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such ordinary shares or preference ordinary shares for purposes of conversion;

      (5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

      (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our ordinary shares below certain levels for a minimum period of time);

      (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      (8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

      (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

      (10) our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

      (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

      (12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

      (13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

      (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

      (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

      (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

      (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

      (18) if exchangeable into another series of debt securities of XL Capital, the terms on which such debt securities are exchangeable; and

      (19) any other terms of the series of debt securities and any additions to the applicable indenture.

      The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

      If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

      Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

      We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

      The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

      Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

      o will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

      o may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

      No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

CERTAIN COVENANTS

      The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

PROVISIONS APPLICABLE TO ALL DEBT SECURITIES

      Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provisions described below.

MERGER, CONSOLIDATION OR SALE OF ASSETS

      We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us unless:

      o in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organization of Economic Development or the European Union and the surviving person assumes the payment of the principal of premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture, and

      o in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

PROVISIONS APPLICABLE TO SENIOR DEBT SECURITIES ONLY

      Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will include the provisions described below.

      The following is a term used in the indentures relating to the senior debt securities.

      A "change in control" will be deemed to have occurred at such time as:

      (1) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans and other than any transaction contemplated by the second bullet point of clause (2) below; or

      (2) we merge or consolidate with or into any other person (other than a subsidiary), any merger of another person (other than a subsidiary) into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person (other than a subsidiary), other than any transaction:

      o that does not result in a reclassification, conversion, exchange or cancellation of our outstanding ordinary shares (other than the cancellation of any of our outstanding ordinary shares held by the person with whom we merge or consolidate), or

      o pursuant to which the holders of our ordinary shares immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

      o which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding ordinary shares solely into shares of common stock of the surviving entity.

      However, a change in control will not be deemed to have occurred if either:

      (A) in the case of debt securities that are convertible into ordinary shares of XL Capital, the closing price for our ordinary shares for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the average of the closing prices for such convertible debt securities on each of such trading days; or

      (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a change in control under clause
(1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation).

RANKING OF DEBT SECURITIES

GENERAL

      We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by our subsidiaries, see Note 22 of the Notes to Consolidated Financial Statements of XL Capital included in our Form 10-K for the year ended December 31, 2002. In addition, because we are a holding company, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

SENIOR DEBT SECURITIES

      The senior debt securities will be our unsecured unsubordinated obligations and will:

      o rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

      o be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

      o be effectively subordinated to all of our subsidiaries' indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

      As of March 31, 2003, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $1.5 billion, of which none was secured and all would rank equal in right of payment with the senior debt that may be issued under the senior debt indenture. As of March 31, 2003, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL

Finance) that would effectively rank senior to the senior debt issued under the senior debt indenture was approximately $355.0 million.

      Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries.

SUBORDINATED DEBT SECURITIES

      The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

      As of March 31, 2003, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $1.5 billion, of which all would rank senior in right of payment to the subordinated debt issuable under the subordinated debt indenture. As of March 31, 2003, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Finance) that would effectively rank senior to the subordinated debt that may be issued under the subordinated debt indenture was approximately $355.0 million.

      If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

      If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on its behalf shall:

      (1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

      (2) acquire any of the subordinated debt securities for cash, property or otherwise.

      Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

      The subordinated indentures do not and any supplemental subordinated indenture will not, restrict the amount of our or our subsidiaries' senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

      "senior indebtedness," unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

      (1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

      (2)   all of our capital lease obligations;

      (3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

      (4) all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

      (5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

      (6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets (whether or not such obligation is assumed by us) and

      (7) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred,

EXCEPT, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

      Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

DISCHARGE AND DEFEASANCE

      Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

      (1) we deliver all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such debt securities and the indenture with respect to such series; or

      (2) such debt securities either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) and we deposit with the debt securities trustee, in trust:

      (a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

      (b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

      In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"):

      (1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series;

      (2) by delivering to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders of the debt securities over our other creditors; and

      (3) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

      (a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

      (b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

      (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

      (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

      (3) we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

      In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

MODIFICATION AND WAIVER

      We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); PROVIDED, HOWEVER, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

      (1) change the stated maturity of the principal of, or any premium or any installment of interest with respect to the debt securities;

      (2) reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

      (3) change the currency of payment of principal of or interest on the debt securities;

      (4) change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

      (5) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

      (6) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

      (7) in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

      (8) in the case of any convertible debt securities, adversely affect the right to convert such debt securities into ordinary shares or preference ordinary shares in accordance with the provisions of the applicable indenture;

      (9) modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

      (10) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

      Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); PROVIDED, HOWEVER, that:

      (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

      (2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

      We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

      o     to cure any ambiguity, omission, defect or inconsistency;

      o to make any change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

      o to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

      o     to provide any security for or guarantees of such debt securities;

      o     to add events of default with respect to such debt securities;

      o to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

      o to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; PROVIDED, HOWEVER, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

      o to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

      o to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

      o to change or eliminate any of the provisions of the applicable indenture, PROVIDED, HOWEVER, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

      o to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

      o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

EVENTS OF DEFAULT AND NOTICE THEREOF

      The following events are "events of default" with respect to any series of debt securities issued hereunder:

      (1) failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

      (2) failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

      (3) certain events of bankruptcy, insolvency or reorganization with respect to us.

      Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

      The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; PROVIDED, HOWEVER, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and PROVIDED, FURTHER, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

      In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders

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

of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

      In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

      Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

      No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; PROVIDED, HOWEVER, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

CONVERSION AND EXCHANGE RIGHTS

      The terms and conditions, if any, upon which the debt securities of any series will be convertible into our ordinary shares or preference ordinary shares or upon which the senior debt securities of any series will be exchangeable for another series of our debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

THE TRUSTEE

      Subject to the terms of the applicable indenture, the trustee for each series of debt securities is U.S. Bank National Association. Each indenture contains certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

      Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

      In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

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

GOVERNING LAW

      The indentures and the debt securities are governed by the laws of the State of New York.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

      We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the "depositary") identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

      The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

      Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

      We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

      So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

      Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

      Neither we nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

      If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

      All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

      DESCRIPTION OF XL CAPITAL FINANCE (EUROPE) PLC SENIOR DEBT SECURITIES

GENERAL

      In this section, references to "XL Finance," "we," "our" or "us" refer solely to XL Capital Finance (Europe) plc.

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

      XL Capital Finance (Europe) plc may issue senior debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the senior debt securities to which it relates. Senior debt securities may be issued pursuant to a senior indenture between us and a trustee qualified under the Trust Indenture Act. Such indenture is subject to such amendments or supplements as may be adopted from time to time. The senior indenture, as amended or supplemented from time to time, is sometimes referred to as an "indenture." The indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of senior debt securities which may be issued under the indenture is unlimited and the indenture provides that the specific terms of any series of senior debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

      The statements made below relating to the senior debt securities and the indenture are summaries of the material provisions thereof and are subject to, and are qualified by reference to, all of the provisions of the indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of senior debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

TERMS

      The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be fully and unconditionally guaranteed by XL Capital Ltd, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance's other unsecured and unsubordinated indebtedness.

      The specific terms of each series of senior debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

      (1)   the title of such senior debt securities;

      (2) the aggregate principal amount of such senior debt securities and any limit on such aggregate principal amount;

      (3) the price (expressed as a percentage of the principal amount thereof) at which such senior debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such senior debt securities that is convertible into XL Capital's ordinary shares or XL Capital's preference ordinary shares or the method by which any such portion shall be determined;

      (4) if convertible into XL Capital's ordinary shares or XL Capital's preference ordinary shares, the terms on which such senior debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such XL Capital's ordinary shares or XL Capital's preference ordinary shares for purposes of conversion;

      (5) the date(s), or the method for determining such date or dates, on which the principal of such senior debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

      (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such senior debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of XL Capital's ordinary shares below certain levels for a minimum period of time);

      (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      (8) the place(s) where the principal of and interest, if any, on such senior debt securities will be payable, where such senior debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon XL Finance in respect of such senior debt securities and the indenture may be served;

      (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at XL Finance's option;

      (10) XL Finance's obligation, if any, to redeem, repay or purchase such senior debt securities pursuant to any sinking fund (as defined in the indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such senior debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

      (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such senior debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

      (12) whether the amount of payments of principal of or interest, if any, on such senior debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

      (13) whether the principal of or interest, if any, on the senior debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such senior debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

      (14) provisions, if any, granting special rights to the holders of senior debt securities of the series upon the occurrence of such events as may be specified;

      (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

      (16) whether senior debt securities of the series are to be issuable initially in temporary global form and whether any senior debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for senior debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if senior debt securities of the series are to be issuable as a global security, the identity of the depositary for such series;

      (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the senior debt securities of the series; and

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

      (18) any other terms of the series of senior debt securities and any additions, deletions or modifications to the indenture.

      The senior debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for any securities other than XL Capital's ordinary shares or XL Capital's preference ordinary shares.

      If the applicable prospectus supplement provides, the senior debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

      Except as may be set forth in the applicable prospectus supplement, the senior debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

      XL Finance will issue the senior debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as set forth in the indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of senior debt securities.

      The principal of and interest, if any, on any series of senior debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such senior debt securities.

      Subject to certain limitations imposed upon senior debt securities issued in book-entry form, the senior debt securities of any series:

      o will be exchangeable for any authorized denomination of other senior debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such senior debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

      o may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

      No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

CERTAIN COVENANTS

      The applicable prospectus supplement will describe any material covenants in respect of a series of senior debt securities that are not described in this prospectus.

      Unless otherwise indicated in a prospectus supplement, senior debt securities will include the provisions described below.

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

GUARANTEE

      Payment of principal, premium, if any, and interest on the senior debt securities will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by XL Capital Ltd. The guarantee will be a direct obligation of XL Capital Ltd, ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of XL Capital Ltd, other than obligations preferred by law.

      As of March 31, 2003, the aggregate amount of XL Capital's outstanding indebtedness for money borrowed that would rank equal in right of payment to XL Capital's guarantee of the XL Finance senior debt securities was approximately $952.0 million. As of such date, no indebtedness of XL Capital for money borrowed would rank senior in right of payment to XLCaptial's guarantee of the XL Finance senior debt securities. As of March 31, 2003, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital's subsidiaries (other than XL Finance) that would effectively rank senior to XL Capital's guarantee of the XL Finance senior debt securities was approximately $355.0 million.

MERGER, CONSOLIDATION, AMALGAMATION OR SALE OF ASSETS

      XL Capital may not, and will not permit us to, (1) consolidate or amalgamate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate or amalgamate with or merge into us or XL Capital, as the case may be, or (3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us or XL Capital, unless:

      o in the case of (1) and (2) above, if we or XL Capital, as the case may be, are not the surviving person, such surviving person is a corporation organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organization of Economic Development and the surviving person assumes the due and punctual payment pursuant to the senior debt securities, the indenture and the guarantee of the principal of, premium, if any, and interest on the senior debt securities and the performance of our other covenants and obligations under the applicable indenture, the guarantee and the senior notes, and

      o in all cases, immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of us, XL Capital or a designated subsidiary (as defined in the applicable prospectus supplement and supplemental indenture) as a result of such transaction as having been incurred by us, XL Capital or such designated subsidiary at the time of such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

RANKING OF DEBT SECURITIES

GENERAL

      The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance's other unsecured and unsubordinated indebtedness.

      XL Capital currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations (including the guarantees of the senior debt securities). Contractual provisions or laws, as well as its subsidiaries' financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by its subsidiaries, see Note 22 of the Notes to Consolidated Financial Statements of XL Capital included in our Form 10-K for the year ended December 31, 2002. In addition, because we are a holding company, holders of the senior debt securities will have a junior position to the claims of creditors of XL Capital's subsidiaries on their assets and earnings.

      Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of XL Finance's subsidiaries.

DISCHARGE AND DEFEASANCE

      Under the terms of the applicable senior indenture, XL Finance will be discharged from any and all obligations in respect of the senior debt securities of any series and XL Capital will be discharged from any and all obligations in respect of the guarantees of the senior debt securities (except in each case for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust) if:

      (1) XL Finance delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by it under such senior debt securities and the indenture with respect to such series; or

      (2) such senior debt securities either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) and XL Finance or XL Capital deposits with the senior debt securities trustee, in trust

      (a) in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

      (b) in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.

In addition, unless the prospectus supplement and supplemental indenture provide otherwise, we and XL Capital may elect either (1) to defease and be discharged from any and all obligations with respect to such senior debt securities and the guarantee by XL Capital ("defeasance") or (2) to be released from our and its obligations with respect to such senior debt securities under certain covenants, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities ("covenant defeasance"):

      (1) by delivering all outstanding senior debt securities of such series to the trustee for cancellation and paying all sums payable by it under such senior debt securities and the indenture with respect to such series;

      (2) by delivering to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders of such senior debt securities over our other creditors; and

      (3) after giving notice to the trustee of our intention to defease all of the senior debt securities of such series, by irrevocably depositing with the trustee or a paying agent

      (a) in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such senior debt securities; and

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

      (b) in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest on such senior debt securities.

Such a trust may only be established if, among other things:

      (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we or XL Capital, as the case may be, is a party or by which we or XL Capital is bound;

      (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us or XL Capital will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

      (3) we and XL Capital have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and XL Capital, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

      In the event we or XL Capital effect covenant defeasance with respect to any senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such event of default.

MODIFICATION AND WAIVER

      XL Finance and XL Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the terms of the applicable series of senior debt securities and the related guarantees by XL Capital with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class); PROVIDED, HOWEVER, that such modification, amendment or supplement may not, without the consent of each holder of the senior debt securities affected thereby:

      (1) change the stated maturity of the principal of, or any premium or any installment of interest with respect to the senior debt securities;

      (2) reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt securities;

      (3) change the currency of payment of principal of or interest on the senior debt securities;

      (4) change the redemption provisions, if any, of any senior debt securities in any manner adverse to the holders of such series of senior debt securities;

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

      (5) impair the right to institute suit for the enforcement of any payment on or with respect to the senior debt securities;

      (6) reduce the above-stated percentage of holders of the senior debt securities of any series necessary to modify or amend the indenture relating to such series;

      (7) waive certain covenants of the senior debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of any senior debt securities affected thereby;

      (8) in the case of any convertible senior debt securities, adversely affect the right to convert the senior debt securities in accordance with the provisions of the applicable indenture;

      (9) release XL Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture;

      (10) modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or the related guarantees in a manner which adversely affects the holders of such senior debt securities; or

      (11) modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any covenant or past default.

      Holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and XL Capital with any provision of the indenture relating to such senior debt securities (subject to the immediately preceding sentence); PROVIDED, HOWEVER, that without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default:

      (1) in the payment of the principal of or interest on any senior debt security; and

      (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the senior debt securities affected.

      We, XL Capital and the trustee may amend or supplement the indentures or waive any provision of such indentures and the senior debt securities without the consent of any holders of senior debt securities in some circumstance, including:

      o     to cure any ambiguity, omission, defect or inconsistency;

      o to make any change that does not, in the good faith opinion of the board of directors of us, XL Capital and the trustee, adversely affect the interests of holders of such senior debt securities in any material respect;

      o to provide for the assumption of our or XL Capital's obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

      o to provide any security for or additional guarantees of such senior debt securities;

      o to add events of default with respect to such senior debt securities;

      o to add covenants of ours or XL Capital that would benefit the holders of such senior debt securities or to surrender any rights or powers we or XL Capital have under the applicable indenture;

      o to make any change necessary for the registration of the senior debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; PROVIDED, HOWEVER, that such modification or amendment does not, in the good faith opinion of our or XL Capital's Board of Directors and the trustee, adversely affect the interests of the holders of such senior debt securities in any material respect;

      o to provide for uncertificated senior debt securities and guarantees in addition to or in place of certificated senior debt securities and guarantees or to provide for bearer senior debt securities and guarantees;

      o to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

      o to change or eliminate any of the provisions of the applicable indenture, PROVIDED, HOWEVER, that any such change or elimination shall become effective only when there is no senior debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

      o to establish the form or terms of senior debt securities of any series or the related guarantees as permitted by the applicable indenture; or

      o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

EVENTS OF DEFAULT AND NOTICE THEREOF

      The following events are "events of default" with respect to any series of senior debt securities issued hereunder:

      (1) failure to pay interest on any senior debt securities of such series within 60 days of when due or principal of any senior debt securities of such series when due (including any sinking fund installment);

      (2) failure by us or XL Capital to perform any other covenant or agreement contained in the senior debt securities of such series or the indenture or guarantees relating to such series (other than an agreement relating solely to another series of senior debt securities) for 60 days after notice;

      (3) certain events of bankruptcy, insolvency or reorganization with respect to us or XL Capital; and

      (4) the guarantees related to such series of senior debt securities cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or XL Capital denies its liability under such guarantees (other than by reason of release of XL Capital in accordance with the terms of the applicable indenture).

      Additional or different events of default, if any, applicable to the series of senior debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

      The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of senior debt securities actually known to it, give to the holders of such senior debt securities notice of such default; PROVIDED, HOWEVER, that, except in the case of a default in the payment of principal of or interest on any of the senior debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such senior debt securities; and PROVIDED, FURTHER, that in the case of any default of the character specified in clause (2) above with respect to senior debt securities of such series, no such notice to holders of such senior debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee within 120 days after the end of each fiscal year as to whether any default exists.

      In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of senior debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the senior debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such senior debt securities then outstanding to be due and payable immediately.

      In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all senior debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any senior debt securities of such series.

      Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the senior debt securities of such series) may be waived by the holders of a majority in principal amount of the senior debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

      No holder of the senior debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the senior debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; PROVIDED, HOWEVER, that such provision does not affect the right to sue for enforcement of any overdue payment on such senior debt securities.

CONVERSION AND EXCHANGE RIGHTS

      The terms and conditions, if any, upon which the senior debt securities of any series will be convertible into XL Capital's ordinary shares or preference ordinary shares or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of senior debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion in the event of the redemption of such series of senior debt securities.

THE TRUSTEE

      The trustee for each series of senior debt securities is U.S. Bank National Association. The indenture contains certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

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

      Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding senior debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

      In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of senior debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of senior debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

GOVERNING LAW

      The indentures and the debt securities are governed by the laws of the State of New York.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

      We may issue the senior debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual senior debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

      The specific terms of the depositary arrangement with respect to any series of senior debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

      Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such senior debt securities or by us if such senior debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

      We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, XL Capital or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the senior debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

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

      So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual senior debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such senior debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of senior debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

      Payments of principal of, and any interest on, individual senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name senior debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any senior debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the senior debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such senior debt securities to be redeemed to be determined by lot. None of us, XL Capital, the trustee, any paying agent or the registrar for such senior debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such senior debt securities or for maintaining any records with respect thereto.

      None of us, XL Capital or the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of senior debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

      If a depositary for any senior debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual senior debt securities in exchange for the global security representing such senior debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such senior debt securities, determine not to have any of such senior debt securities represented by one or more global securities and in such event we will issue individual senior debt securities in exchange for the global security or securities representing such senior debt securities. Individual senior debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

      All moneys paid by us or XL Capital to a paying agent or a trustee for the payment of the principal of or interest on any senior debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us or XL Capital, as the case may be, and the holder of such senior debt security thereafter may look only to us for payment thereof.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

      Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement relating thereto. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each declaration or made part of each declaration by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary of the material terms and provisions of the trust preferred securities is subject to, and qualified by reference to, the applicable prospectus supplement, the applicable declaration (the forms of which are filed as exhibits to the registration statement and the accompanying prospectus are a part), the Delaware Statutory Trust Act and the Trust Indenture Act. The prospectus supplement may not contain information that constitutes material changes to the information herein and that alters the nature of the offering or the securities offered.

GENERAL

      The declaration of each trust will authorize the regular trustees, on behalf of such trust, to issue the trust preferred securities, which will represent preferred undivided beneficial interests in the assets of such trust, and the trust common securities, which represent common undivided beneficial interests in the assets of the trust. All of the trust common securities will be owned directly or indirectly by XL Capital.

      The trust common securities will rank equally, and payments will be made thereon on a PRO RATA basis, with the trust preferred securities, except that upon the occurrence and during the continuation of a declaration event of default, the rights of the holders of the trust common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the trust preferred securities.

      The declaration of each trust will not permit the issuance by such trust of any securities other than the trust securities or the incurrence of any indebtedness by such trust.

      Pursuant to the declaration of such trust, the property trustee will own and hold the subordinated deferrable interest debentures for the benefit of trust and the holders of the trust securities. The payment of distributions out of money held by each trust, and payments upon redemption of the trust preferred securities or liquidation of such trust, will be guaranteed by XL Capital as described under "Description of the Trust Preferred Securities Guarantee."

      The trust preferred guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of such trust preferred securities. Each trust preferred securities guarantee will not cover payment of distributions on such trust preferred securities when the applicable trust does not have sufficient available funds in the property account to make such distributions.

TERMS

      The specific terms of the trust preferred securities of each trust will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

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

      (1)   the distinctive designation of such trust preferred securities;

      (2)   the number of trust preferred securities issued by such trust;

      (3) the annual distribution rate (or method of determining such rate) for trust preferred securities issued by such trust and the date or dates upon which such distributions will be payable on a quarterly basis to holders of trust preferred securities are outstanding;

      (4) whether distributions on trust preferred securities issued by such trust shall be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date(s) or method of determining the date(s) from which distributions on trust preferred securities issued by such trust will be cumulative;

      (5) the amount(s) which will be paid out of the assets of such trust to purchase or redeem trust preferred securities issued by such trust and the price(s) at which, the period(s) within which, and the terms and conditions upon which trust preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

      (6) the voting rights, if any, of trust preferred securities issued by such trust in addition to those required by law, including any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of such trust; and

      (7) any other relevant rights, preferences, privileges, limitations or restriction of trust preferred securities issued by such trust not inconsistent with the declaration of such trust or with applicable law.

      All trust preferred securities offered hereby will be guaranteed by XL Capital to the extent described under "Description of the Trust Preferred Securities Guarantees" below.

      Any applicable United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the prospectus supplement relating thereto.

      In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust common securities having terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the trust common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by such trust and the trust common securities will rank equal, and payments will be made thereon PRO RATA, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. All of the trust common securities of a trust will be directly or indirectly owned by XL Capital.

DISTRIBUTIONS

      Unless the applicable prospectus supplement and applicable supplemental indenture provide otherwise, XL Capital will have the right under the indenture to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time on the subordinated deferrable interest debentures which, if exercised, would defer quarterly distributions on the trust preferred securities (though such distributions would continue to accrue interest since interest would continue to accrue on the subordinated deferrable interest debentures) during any such extended interest payment period.

      In the event that XL Capital exercises this right, then during the term of such deferral XL Capital shall not:

      (1) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock,

      (2) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures, and

      (3) make any guarantee payments (other than pursuant to the trust preferred securities guarantee) with respect to the foregoing.

      Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

      Prior to the termination of any such extension period, XL Capital may further extend the interest payment period; PROVIDED, HOWEVER, that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the subordinated deferrable interest debentures.

      Upon the termination of any extension period and the payment of all amounts then due, XL Capital may select a new extension period as if no extension period had previously been declared, subject to the above requirements. See "-- Voting Rights" below and "Description of the Subordinated Deferrable Interest Debentures -- Interest" and " -- Option to Extend Interest Payment Period."

      If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the trust preferred securities, if funds are available therefor, as they appear on the books and records of such trust on the record date immediately following the termination of such extension period.

      Distributions on the trust preferred securities of each trust must be paid on the dates payable to the extent that such trust has funds available for the payment of such distributions in the property account. Each trust's funds available for distribution to the holders of the trust preferred securities will be limited to payments received under the subordinated deferrable interest debentures. See "Description of the Subordinated Deferrable Interest Debentures." The payment of distributions out of moneys held by each trust will be guaranteed by XL Capital as described under "Description of the Trust Preferred Securities Guarantee."

      Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the books and records of the applicable trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day (as defined herein) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the subordinated deferrable interest debentures. Such distributions will be paid through the property trustee, who will hold amounts received in respect of the subordinated deferrable interest debentures in the property account for the benefit of such trust and the holders of trust securities.

      Subject to any applicable laws and regulations and the provisions of the applicable declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

      In the event the trust preferred securities did not continue to remain in book-entry only form, the regular trustees will have the right to select relevant record dates which shall be at least one business day, but less than 60 business days, prior to the relevant payment dates.

      In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay) except that if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A "business day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY AND OPTIONAL REDEMPTION

      Unless provided otherwise in the applicable prospectus supplement, upon the repayment of the subordinated deferrable interest debentures, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment or payment will simultaneously be applied to redeem trust securities on a PRO RATA basis having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so repaid or redeemed at the redemption price; PROVIDED, HOWEVER, that except in the case of payments upon maturity, holders of trust securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "-- Redemption Procedures" and "Description of the Subordinated Deferrable Interest Debentures." In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

      DISTRIBUTION UPON THE OCCURRENCE OF A SPECIAL EVENT. If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a "Special Event") shall occur and be continuing, the applicable trust shall, except in the circumstances described below under "Redemption Upon the Occurrence of a Tax Event," be dissolved with the result that, after satisfaction of liabilities to creditors, subordinated deferrable interest debentures, with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the trust securities, would be distributed to the holders of the trust securities, in liquidation of such holders' interests in such trust on a PRO RATA basis, within 90 days following the occurrence of such Special Event; PROVIDED, HOWEVER, that in the case of the occurrence of a Tax Event, as a condition of such termination, dissolution and distribution, the regular trustees shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that neither such trust nor the holders of the trust securities will recognize any gain or loss for United States federal income tax purposes as a result of such termination and dissolution of such trust and the distribution of the subordinated deferrable interest debentures; and PROVIDED, FURTHER, that, if there is available to such trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust, XL Capital or the holders of the trust securities, the trust will pursue such measure in lieu of dissolution.

      If subordinated deferrable interest debentures are distributed to the holders of the trust preferred securities, then XL Capital will use its best efforts to have the subordinated deferrable interest debentures listed on such securities exchange as the trust preferred securities are then listed, if any.

      After the date for any distribution of subordinated deferrable interest debentures upon termination of a trust, (1) the trust preferred securities and trust preferred securities guarantee will no longer be deemed to be outstanding,
(2) the depositary or its nominee, as the record holder of such trust preferred securities, will receive a registered global certificate or certificates representing subordinated deferrable interest debentures to be delivered upon such distribution and (3) any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent subordinated deferrable interest debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities, until such certificates are presented to XL Capital or its agent for transfer or reissuance.

      There can be no assurance as to the market prices for the subject trust preferred securities or the subordinated deferrable interest debentures that may be distributed in exchange for the trust preferred securities if a termination and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, whether pursuant to the offer hereby or in the secondary market, or the subordinated deferrable interest debentures that the investor may receive on termination and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

      REDEMPTION UPON THE OCCURRENCE OF A TAX EVENT. If, in the case of the occurrence and continuation of a Tax Event, the applicable regular trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, then XL Capital shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the subordinated deferrable interest debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event at a price equal to the sum of

      (x) 100% of the principal amount of the subordinated deferrable interest debentures to be redeemed and

      (y) accrued and unpaid interest thereon to the date fixed for redemption, and,

following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so redeemed shall be redeemed by the trust at the redemption price on a PRO RATA basis; PROVIDED, HOWEVER, that, if there is available to XL Capital or the trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the trust, XL Capital or the holders of the trust securities, XL Capital or the trust will pursue such measure in lieu of redemption.

      DEFINITIONS. As used herein the following terms have the meanings specified below:

      "INVESTMENT COMPANY EVENT" means that XL Capital has provided the regular trustees with an opinion from a nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this prospectus.

      "TAX EVENT" means that XL Capital Ltd has provided the regular trustees with an opinion from a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, on or after the date of the applicable prospectus supplement, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (2) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of the applicable prospectus, there is more than an insubstantial risk that (a) such trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the subordinated deferrable interest debentures, or (b) such trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

REDEMPTION PROCEDURES

      A trust may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all applicable trust securities for all quarterly distribution periods terminating on or prior to the date of redemption.

      If a Trust gives a notice of redemption in respect of the trust preferred securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that XL Capital has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated deferrable interest debentures, such trust will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of trust preferred securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

      If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of the trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

      In the event that any date fixed for redemption of such trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

      In the event that payment of the redemption price in respect of the trust preferred securities is improperly withheld or refused and not paid either by a trust or by XL Capital pursuant to the related trust preferred securities guarantee, distributions on the trust preferred securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

      In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

      Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), XL Capital or its affiliates may, at any time and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON TERMINATION

      In the event of any voluntary or involuntary termination, dissolution or winding-up of a trust, the holders of the trust preferred securities at that time will be entitled to receive out of the assets of such trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment (the "liquidation distribution"), unless, in connection with such termination, dissolution or winding-up, subordinated deferrable interest debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities, have been distributed on a PRO RATA basis to the holders of trust preferred securities in exchange for such trust preferred securities.

      If, upon any such termination, dissolution or winding-up, the liquidation distribution can be paid only in part because such trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on the trust preferred securities shall be paid on a PRO RATA basis. The holders of the trust common securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the trust preferred securities, except that if a declaration event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities with regard to such distributions.

      Pursuant to the applicable declaration, a trust shall terminate

      (1)   on the expiration of the term of such trust,

      (2) upon the bankruptcy of XL Capital or the holder of the applicable trust common securities,

      (3) upon the filing of a certificate of dissolution or its equivalent with respect to XL Capital or the holder of the common securities or the revocation of the charter of XL Capital or the holder of such trust common securities and the expiration of 90 days after the date of revocation without a reinstatement thereof,

      (4) upon the distribution of the subordinated deferrable interest debentures following the occurrence of a Special Event,

      (5) upon the entry of a decree of a judicial dissolution of XL Capital or the holder of the common securities or such trust or

      (6)   upon the redemption of all of the trust securities.

DECLARATION EVENTS OF DEFAULT

      An event of default under an applicable indenture (an "indenture event of default") (see "Description of the Subordinated Deferrable Interest Debentures -- Events of Default") constitutes an event of default under the applicable declaration with respect to the trust securities (a "Declaration Events of Default"); PROVIDED, HOWEVER, that pursuant to such declaration, the holder of the trust common securities will be deemed to have waived any declaration event of default with respect to such trust common securities or its consequences until all declaration events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated.

      Until such declaration events of default with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the applicable property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of such trust preferred securities will have the right to direct the property trustee with respect to certain matters under such declaration, and therefore the indenture.

      If a declaration event of default with respect to the trust preferred securities is waived by holders of trust preferred securities, such waiver will also constitute the waiver of such declaration event of default with respect to the trust common securities for all purposes under the declaration, without any further act, vote or consent of the holders of the trust common securities.

      During the existence of a declaration event of default, the applicable property trustee, as the sole holder of the subordinated deferrable interest debentures, will have the right under the indenture to declare the principal of, and interest on, the subordinated deferrable interest debentures to be immediately due and payable.

      If a declaration event of default occurs that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, during the continuance of such an event of default a holder of trust preferred securities may institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder. The holders of trust preferred securities will not be able to exercise directly against XL Capital any other remedy available to the property trustee unless the property trustee first fails to do so.

VOTING RIGHTS

      Except as provided below and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and under "Description of the Trust Preferred Securities Guarantee -- Amendments and Assignment" below, and except as otherwise required by law and the declaration, and the applicable prospectus supplement, the holders of the trust preferred securities will have no voting rights. In the event that XL Capital elects to defer payments of interest on the subordinated deferrable interest debentures as described above under "-- Distributions," the holders of the trust preferred securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

      Subject to the requirement of the property trustee obtaining a tax opinion as set forth below, the holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration, including the right to direct such property trustee, as the holder of the subordinated deferrable interest debentures, to:

      (1) direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee (as hereinafter defined) under the indenture with respect to the subordinated deferrable interest debentures,

      (2) waive any past indenture event of default which is waivable under the indenture,

      (3) exercise any right to rescind or annul a declaration that the principal of all the subordinated deferrable interest debentures shall be due and payable, or

      (4) consent to any amendment, modification or termination of the indenture or the subordinated deferrable interest debentures, where such consent shall be required; PROVIDED, HOWEVER, that where a consent under the indenture would require the consent of the holders of greater than a majority in principal amount of subordinated deferrable interest debentures affected thereby (a "super-majority"), only the holders of at least the proportion in liquidation amount of the trust preferred securities which the relevant super-majority represents of the aggregate principal amount of the subordinated deferrable interest debentures may direct such property trustee to give such consent.

      If the property trustee fails to enforce its rights under the applicable declaration (including, without limitation, its rights, powers and privileges as the holder of the subordinated deferrable interest debentures under the indenture), a holder of trust preferred securities may to the extent permitted by applicable law institute a legal proceeding directly against any person to enforce the property trustee's rights under such declaration without first instituting any legal proceeding against the property trustee or any other person or entity.

      Following and during the continuance of a declaration event of default that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, a holder of trust preferred securities may also proceed directly against XL Capital, without first waiting to determine if the property trustee has enforced its rights under the declaration, to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

      The property trustee shall notify all holders of the trust preferred securities of any notice of default received from the subordinated debt trustee with respect to the subordinated deferrable interest debentures. Such notice shall state that such indenture event of default also constitutes a declaration event of default.

      The property trustee shall not take any action described in clauses (1),
(2), (3) or (4) above unless the property trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of trust securities will be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

      In the event the consent of the property trustee, as the holder of the subordinated deferrable interest debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture, the property trustee shall request the direction of the holders of the trust securities with respect to such amendment, modification or termination.

      The property trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust preferred securities and, if no declaration event of default has occurred and is continuing, a majority in liquidation amount of the trust common securities, voting together as a single class, provided that where a consent under the indenture would require the consent of a super-majority, such property trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the trust preferred securities and trust common securities, respectively, which the relevant super-majority represents of the aggregate principal amount of the subordinated deferrable interest debentures outstanding.

      A waiver of an indenture event of default will constitute a waiver of the corresponding declaration event of default.

      Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or pursuant to written consent. The applicable regular trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of trust preferred securities. Each such notice will include a statement setting forth:

      (1) the date of such meeting or the date by which such action is to be taken,

      (2) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and

      (3)   instructions for the delivery of proxies or consents.

      No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute subordinated deferrable interest debentures in accordance with the declaration.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned at such time by XL Capital or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, XL Capital, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

      Holders of the trust preferred securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by XL Capital, as the direct or indirect holder of all the trust common securities.

MODIFICATION OF THE DECLARATION

      Each declaration may be amended or modified if approved and executed by a majority of the regular trustees (or if there are two or fewer such regular trustees, by all of the regular trustees); PROVIDED, HOWEVER, that if any proposed amendment provides for:

      (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to such declaration or otherwise or

      (2) the dissolution, winding-up or termination of the applicable trust other than pursuant to the terms of such declaration,

      then the holders of the trust securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such trust securities affected thereby; PROVIDED, HOWEVER, that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the trust preferred securities, shall not be permitted without the consent of each holder of trust preferred securities.

      In the event any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of trust securities. In addition, if any such proposed amendment or modification affects the rights, powers, duties, obligations or immunities of the applicable property trustee or the applicable Delaware Trustee, such amendment or modification shall also require the written approval of the applicable property trustee or the applicable Delaware Trustee, as the case may be.

      Notwithstanding the foregoing, no amendment or modification may be made to any declaration if such amendment or modification would (1) cause the applicable trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (2) reduce or otherwise adversely affect the powers of the applicable property trustee in contravention of the Trust Indenture Act or (3) cause such trust to be deemed to be an "investment company" which is required to be registered under the 1940 Act.

EXPENSES AND TAXES

      In each declaration, XL Capital has agreed to pay for all debts and other obligations (other than with respect to the trust securities) and all costs and expenses of the applicable trust (including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of such trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such trust might become subject.

      The foregoing obligations of each trust under the applicable declaration are for the benefit of, and shall be enforceable by, the property trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof.

      Such property trustee and any such Creditor may enforce such obligations of such trust directly against XL Capital, and XL Capital has irrevocably waived any right or remedy to require that the property trustee or any such Creditor take any action against such trust or any other person before proceeding against XL Capital. XL Capital has also agreed in such declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of XL Capital.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

      A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, unless, with the consent of a majority of the regular trustees and without the consent of the holders of the trust securities, the Delaware Trustee or the property trustee:

      (1)   such successor entity either

      (a) expressly assumes all of the obligations of the trust with respect to the trust securities or

      (b) substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "successor securities") so long as the successor securities rank the same as the trust securities rank in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise,

      (2) XL Capital expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the property trustee as the holder of the subordinated deferrable interest debentures,

      (3) if the trust preferred securities are at such time listed on any national securities exchange or with another organization, the successor securities will be listed, upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed,

      (4) such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization,

      (5) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders' interest in the successor entity),

      (6)   such successor entity has a purpose identical to that of the trust,

      (7) prior to such merger, consolidation, amalgamation or replacement, XL Capital has received an opinion from independent counsel to the trust experienced in such matters to the effect that

      (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders' interest in the successor entity), and

      (b) following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an investment company under the 1940 Act, and

      (8) XL Capital guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the trust preferred securities guarantee.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust for United States federal income tax purposes and any holder of trust securities not to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

      A trust may issue the trust preferred securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total number of the securities and once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

      The specific terms of the depositary arrangement with respect to any series of trust preferred securities will be described in the prospectus supplement relating to such series. Each trust expects that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

      Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual trust preferred securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such trust preferred securities or by the applicable trust if such trust preferred securities are offered directly by such trust. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

      Each trust expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither a trust, XL Capital Ltd or any trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the trust preferred securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

      So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented by such global security for all purposes under the applicable declaration. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual trust preferred securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such trust preferred securities in definitive form and will not be considered the owners or holders thereof under the applicable declaration. Beneficial owners of trust preferred securities evidenced by a global security will not be considered the owners or holders thereof under the applicable declaration for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable declaration. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable declaration, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

      Distribution payments on individual trust preferred securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable declaration. Under the terms of the applicable declaration, a trust, XL Capital Ltd or any relevant trustee may treat the persons in whose name trust preferred securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither a trust, XL Capital nor any trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of trust preferred securities. Each trust believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Each trust also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any trust preferred securities represented by a global security will be sent to the depositary or its nominee. If less than all of the trust preferred securities of any series are to be redeemed, each trust expects the depositary to determine the amount of the interest of each participant in such trust preferred securities to be redeemed to be determined by lot. Neither a trust, XL Capital Ltd, any trustee, any paying agent nor the registrar for such trust preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such trust preferred securities or for maintaining any records with respect thereto.

      Neither a trust, XL Capital nor any trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of trust preferred securities and such trust, XL Capital Ltd and any relevant trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

      If a depositary for any trust preferred securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable trust within 90 days, such trust will issue individual trust preferred securities in exchange for the global security representing such trust preferred securities. In addition, the regular trustees (after consultation with XL Capital Ltd) may at any time, subject to any limitations described in the prospectus supplement relating to such trust preferred securities, determine not to have any of such trust preferred securities represented by one or more global securities and in such event the applicable trust will issue individual trust preferred securities in exchange for the global security or securities representing such trust preferred securities.

      All moneys paid by a trust to a paying agent or a trustee for the payment of distributions on any trust preferred security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to such trust, and the holder of such trust preferred security thereafter may look only to such trust for payment thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

      The property trustee, prior to the occurrence of a default with respect to the trust securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the relevant declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the property trustee is under no obligation to exercise any of the powers vested in it by such declaration at the request of any holder of the trust preferred securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the property trustee, upon the occurrence of a declaration event of default, from exercising the rights and powers vested in it by the such declaration. The property trustee also serves as the subordinated deferrable interest debentures trustee under the indenture and as the preferred guarantee trustee under the trust preferred securities guarantee.

REGISTRAR AND TRANSFER AGENT

      In the event that the trust preferred securities do not remain in book-entry only form, the property trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the relevant trust, but upon payment (with the giving of such indemnity as the regular trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The trust will not be required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

GOVERNING LAW

      Each declaration and trust preferred security is governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

      The regular trustees are authorized and directed to operate the trusts in such a way so that the trusts will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. XL Capital Ltd is authorized and directed to conduct its affairs so that the subordinated deferrable interest debentures will be treated as indebtedness of XL Capital Ltd for United States federal income tax purposes. In this connection, the regular trustees and XL Capital Ltd are authorized to take any action, not inconsistent with applicable law, the declarations or the Memorandum of Association and Articles of Association of XL Capital Ltd, that each of the regular trustees and XL Capital Ltd determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the trust preferred securities. Holders of the trust preferred securities will have no preemptive rights.

             DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

      Set forth below is a summary of information concerning the trust preferred securities guarantee executed and delivered by XL Capital for the benefit of the holders from time to time of the trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association is the trust preferred guarantee trustee. The terms of each trust preferred securities guarantee will be those set forth therein and those made part thereof by the Trust Indenture Act. The following summary of the material provisions of the trust preferred securities guarantee is subject in all respects to the provisions of, and is qualified by reference to, the trust preferred securities guarantee and the Trust Indenture Act. Each trust preferred securities guarantee will be held by the trust preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

GENERAL

      Pursuant to each trust preferred securities guarantee, XL Capital will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities issued by a trust the guarantee payments (as defined herein) (without duplication of amounts theretofore paid by such trust), to the extent not paid by such trust, regardless of any defense, right of set-off or counterclaim that such trust may have or assert.

      The following payments or distributions with respect to the trust preferred securities issued by a trust to the extent not paid or made by such trust (the "guarantee payments") will be subject to the trust preferred securities guarantee thereon (without duplication):

      (1) any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available therefor,

      (2) the redemption price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent such trust has funds available therefor, with respect to any trust preferred securities called for redemption by such trust and

      (3) upon a voluntary or involuntary termination, dissolution or winding-up of such trust (other than in connection with the distribution of subordinated deferrable interest debentures to the holders of trust preferred securities in exchange for trust preferred securities), the lesser of

      (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available therefor, and

      (b) the amount of assets of such trust remaining available for distribution to holders of trust preferred securities in liquidation of such trust.

      XL Capital's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by XL Capital to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

      Each trust preferred securities guarantee will be a full and unconditional guarantee of the guarantee payments with respect to the trust preferred securities issued by the applicable trust from the time of issuance of the trust preferred securities, but will not apply to the payment of distributions and other payments on such trust preferred securities when the property trustee does not have sufficient funds in such property account to make such distributions or other payments. If XL Capital does not make interest payments on the subordinated deferrable interest debentures held by the property trustee, such trust will not make distributions on the trust preferred securities issued by such trust and will not have funds available therefor.

      XL Capital has also agreed separately to guarantee the obligations of the trust with respect to the trust common securities (the "trust common securities guarantee") to the same extent as the trust preferred securities guarantee, except that upon the occurrence and during the continuation of an indenture event of default, holders of trust preferred securities shall have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF XL CAPITAL

      In each trust preferred securities guarantee, XL Capital will covenant that, so long as the trust preferred securities issued by the relevant trust remain outstanding, if there shall have occurred and is continuing any event that constitutes an event of default under such trust preferred securities guarantee or the declaration of such trust, then XL Capital shall not:

      (1) declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock,

      (2) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures and

      (3) make any guarantee payments (other than pursuant to the trust preferred securities guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by XL Capital where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

AMENDMENTS AND ASSIGNMENT

      Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities (in which case no consent will be required), each trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the relevant trust. The manner of obtaining any such approval of holders of such trust preferred securities will be set forth in the applicable prospectus supplement. All guarantees and agreements contained in a trust preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of XL Capital and shall inure to the benefit of the preferred guarantee trustee and the holders of the trust preferred securities then outstanding of the relevant trust.

TERMINATION OF THE TRUST PREFERRED SECURITIES GUARANTEE

      Each trust preferred securities guarantee will terminate and be of no further force and effect as to the trust preferred securities issued by the applicable trust upon full payment of the redemption price of all trust preferred securities of such trust, or upon distribution of the subordinated deferrable interest debentures by such trust to the holders of the trust preferred securities of such trust, and will terminate completely upon full payment of the amounts payable upon liquidation of such trust. Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must repay to such trust or XL Capital, or their successors, any sums paid to them under such trust preferred securities or the trust preferred securities guarantee.

EVENTS OF DEFAULT

      An event of default under a trust preferred securities guarantee will occur upon the failure of XL Capital to perform any of its payment or other obligations thereunder.

      The holders of a majority in liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred guarantee trustee in respect of such trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the trust preferred guarantee trustee under such trust preferred securities guarantee. If the trust preferred guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities may institute a legal proceeding directly against XL Capital to enforce the preferred guarantee trustee's rights under such trust preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the trust preferred guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities relating to such trust shall have the right, which is absolute and unconditional, to proceed directly against XL Capital to obtain guarantee payments, without first waiting to determine if the trust preferred guarantee trustee has enforced such trust preferred security guarantee or instituting a legal proceeding against the trust which issued such trust preferred securities, the trust preferred guarantee trustee or any other person or entity.

STATUS AND RANKING OF THE TRUST PREFERRED SECURITIES GUARANTEE

      XL Capital's obligations under the trust preferred securities guarantee to make the guarantee payments will constitute an unsecured obligation of XL Capital and will rank

      (1) subordinate and junior in right of payment to all other liabilities of XL Capital, including the subordinated deferrable interest debentures, except those liabilities of XL Capital expressly made equal with or subordinate to the guarantee payments by their terms,

      (2) equal with the most senior preferred stock issued from time to time by XL Capital and with any guarantee now or hereafter entered into by XL Capital in respect of any preferred stock of any subsidiary or affiliate of XL Capital and

      (3)   senior to XL Capital's common stock.

The terms of the trust preferred securities provide that each holder of trust preferred securities issued by such trust by acceptance thereof agrees to the subordination provisions and other terms of the trust preferred securities guarantee relating thereto.

      At March 31, 2003, the aggregate amount of XL Capital's outstanding indebtedness for money borrowed that would rank senior in right of payment to the preferred securities guarantee was approximately $1.5 billion. At March 31, 2003, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital's operating subsidiaries that would effectively rank senior to the preferred securities guarantee was approximately $355.0 million.

      Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). Each trust preferred securities guarantee will be deposited with the trust preferred guarantee trustee to be held for the benefit of the holders of the trust preferred securities of the relevant trust. Except as otherwise noted herein, such trust preferred guarantee trustee has the right to enforce the trust preferred securities guarantee on behalf of the holders of such trust preferred securities. Each trust preferred securities guarantee will not be discharged except by payment of the guarantee payments in full (without duplication of amounts theretofore paid by the such trust).

      XL Capital's obligations under the trust preferred securities guarantee with respect to the trust preferred securities issued by each trust, taken together with its obligations under the declaration for each trust, the subordinated deferrable interest debentures purchased by such trust and the indenture, in the aggregate will provide a full and unconditional guarantee by XL Capital of payments due on the trust preferred securities issued by each trust.

INFORMATION CONCERNING THE TRUST PREFERRED GUARANTEE TRUSTEE

      The trust preferred guarantee trustee, prior to the occurrence of a default with respect to a trust preferred securities guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in such trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trust preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trust preferred guarantee trustee, upon the occurrence of an event of default under the trust preferred securities guarantee, from exercising the rights and powers vested in it by the trust preferred securities guarantee. The trust preferred guarantee trustee also serves as property trustee under the declaration for each trust and as trustee of the indenture relating to the subordinated deferrable interest debentures.

GOVERNING LAW

      Each trust preferred securities guarantee is governed by, and construed in accordance with, the internal laws of the State of New York.

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

         DESCRIPTION OF THE SUBORDINATED DEFERRABLE INTEREST DEBENTURES

      Subordinated deferrable interest debentures may be issued from time to time in one or more series under an indenture (the "indenture") among XL Capital and U.S. Bank National Association, as trustee (the "subordinated debt trustee"). The terms of the subordinated deferrable interest debentures will include those stated in the indenture and in any supplemental indenture thereto (as defined below) and those made part of the indenture by reference to the Trust Indenture Act. The following summary of the material provisions of the subordinated deferrable interest debentures indenture is subject in all respects to the provisions of, and is qualified by reference to, the indenture and the Trust Indenture Act. The prospectus supplement may not contain information that constitutes material changes to the information herein and that alters the nature of the offering or the securities offered. Whenever particular provisions or defined terms in the indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

      The subordinated deferrable interest debentures will be unsecured, subordinated obligations of XL Capital. The indenture does not limit the aggregate principal amount of subordinated deferrable interest debentures which may be issued thereunder and provides that the subordinated deferrable interest debentures may be issued from time to time in one or more series. The subordinated deferrable interest debentures are issuable pursuant to an indenture supplemental to the indenture or a resolution of XL Capital's board of directors or a special committee thereof (each, a "supplemental indenture").

      In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated deferrable interest debentures subsequently may be distributed PRO RATA the holders of the trust securities in connection with the termination of such trust upon the occurrence of certain events described in the prospectus supplement relating to the trust securities. Only one series of subordinated deferrable interest debentures will be issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust.

      Reference is made to the indenture, any supplemental indenture and any prospectus supplement for the following terms of the series of subordinated deferrable interest debentures being offered thereby:

      (1) the specific title of such subordinated deferrable interest debentures;

      (2) any limit on the aggregate principal amount of such subordinated deferrable interest debentures;

      (3) the date or dates on which the principal of such subordinated deferrable interest debentures is payable and the right, if any, to extend such date or dates;

      (4) the rate or rates at which such subordinated deferrable interest debentures will bear interest or the method of determination of such rate or rates, including, if applicable, that such subordinated deferrable interest debentures will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default;

      (5) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates;

      (6) the right, if any, to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time and the duration of such extension period up to a maximum of 20 consecutive quarters, at the end of which XL Capital shall be obligated to pay all interest then accrued and unpaid, together with interest thereon, at the rate specified for the series of subordinated deferrable interest debentures to the extent permitted by applicable law;

      (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures may be redeemed, in whole or in part, at the option of XL Capital;

      (8) the right and/or obligation, if any, of XL Capital to redeem or purchase such subordinated deferrable interest debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period(s) during which, the price(s) at which, and the terms and conditions upon which, such subordinated deferrable interest debentures shall be redeemed or purchased, in whole or in part, pursuant to such right and/or obligation;

      (9)   the terms of subordination;

      (10) if other than denominations of $25 or any integral multiple thereof, the denominations in which such subordinated deferrable interest debentures shall be issuable;

      (11)  any and all other terms with respect to such series; and

      (12) whether such subordinated deferrable interest debentures are issuable as a global security, and in such case, the identity of the depositary.

      The subordinated deferrable interest debentures will not be convertible into or exchangeable for any other securities.

      The indenture does not contain any provisions that afford holders of subordinated deferrable interest debentures protection in the event of a highly leveraged transaction involving, or a change in control of, XL Capital.

      As of March 31, 2003, the aggregate amount of XL Capital's outstanding consolidated indebtedness for money borrowed was approximately $1.5 billion, of which none was secured and all would rank senior in right of payment to the subordinated deferrable interest debentures. As of March 31, 2003, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital's subsidiaries (other than XL Finance) that would effectively rank senior to the subordinated deferrable interest debentures was approximately $355.0 million.

SUBORDINATION

      The subordinated deferrable interest debentures will be subordinated and junior in right of payment to certain other indebtedness of XL Capital to the extent set forth in the indenture, any supplemental indenture and any prospectus supplement.

CERTAIN COVENANTS

      If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and

      (1) there shall have occurred and be continuing any event that would constitute an event of default under the indenture or

      (2) XL Capital shall be in default with respect to its payment of any obligations under the related trust preferred securities guarantee or trust common securities guarantee, and such default shall be continuing,

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

      then XL Capital shall not:

      (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock,

      (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures and

      (c) make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

      If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and XL Capital shall have given notice of its election to defer payments of interest on such subordinated deferrable interest debentures by extending the interest payment period as provided in the indenture or any supplemental indenture and such period, or any extension thereof, shall be continuing, then XL Capital shall not:

      (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock,

      (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures and

      (c) make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

      Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

      In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities of such trust, for so long as such trust securities remain outstanding, XL Capital will covenant:

      (1) to directly or indirectly maintain 100% ownership of the trust common securities of such trust; PROVIDED, HOWEVER, that any permitted successor of XL Capital under the indenture may succeed to XL Capital's ownership of such trust common securities,

      (2) not to cause, as sponsor of such trust, or to permit, as holder of the trust common securities of such trust, the termination, dissolution or winding-up of such trust, except in connection with a distribution of the subordinated deferrable interest debentures as provided in the declaration of such trust and in connection with certain mergers, consolidations or amalgamations as permitted by the declaration of such trust,

      (3)   to use its reasonable efforts to cause such trust

      (a) to remain a statutory business trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust, and

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

      (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and

      (4) to use reasonable efforts to cause each holder of trust securities of such trust to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures issued to such trust.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

      Subordinated deferrable interest debentures of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, subordinated deferrable interest debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the debt registrar or at the office of any transfer agent designated by XL Capital for such purpose with respect to any series of subordinated deferrable interest debentures and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture or any supplemental indenture.

      Such transfer or exchange will be effected upon the debt registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. XL Capital has appointed the subordinated debt trustee as debt registrar with respect to each series of subordinated deferrable interest debentures.

      If a prospectus supplement or supplemental indenture refers to any transfer agents (in addition to the debt registrar) initially designated by XL Capital with respect to any series of subordinated deferrable interest debentures, XL Capital may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that XL Capital will be required to maintain a transfer agent in each place of payment for such series. XL Capital may at any time designate additional transfer agents with respect to any series of subordinated deferrable interest debentures.

      In the event of any redemption in part, XL Capital shall be required to:

      (1) issue, register the transfer of or exchange any subordinated deferrable interest debentures during a period beginning at the opening of business 15 days before any selection for redemption of subordinated deferrable interest debentures of like tenor and of the series of which such subordinated deferrable interest debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of subordinated deferrable interest debentures of like tenor and of such series to be redeemed and

      (2) register the transfer of or exchange any subordinated deferrable interest debentures so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated deferrable interest debentures being redeemed in part.

PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in an applicable prospectus supplement,

      (1) payment of principal of and premium, if any, on any subordinated deferrable interest debentures will be made only against surrender to the paying agent of such subordinated deferrable interest debentures;

      (2) principal of, any premium, if any, and interest, if any, on subordinated deferrable interest debentures will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as XL Capital may designate from time to time, except that, at the option of XL Capital, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the debt register with respect to such subordinated deferrable interest debentures; and

      (3) payment of interest on a subordinated deferrable interest debenture on any interest payment date will be made to the person in whose name such subordinated deferrable interest debenture (or predecessor security) is registered at the close of business on the regular record date for such interest payment.

      The subordinated debt trustee will act as paying agent with respect to each series of subordinated deferrable interest debentures. XL Capital may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that XL Capital will be required to maintain a paying agent in each place of payment for each series of subordinated deferrable interest debentures.

      All moneys paid by XL Capital to a paying agent for the payment of the principal of or premium or interest, if any, on any subordinated deferrable interest debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to XL Capital and the holder of such subordinated deferrable interest debentures will thereafter look only to XL Capital for payment thereof.

GLOBAL SECURITIES

      If any subordinated deferrable interest debentures of a series are represented by one or more global securities (each, a "global security"), the applicable prospectus supplement and supplemental indenture will describe the circumstances, if any, under which beneficial owners of interests in any such global security may exchange such interests for subordinated deferrable interest debentures of such series and of like tenor and principal amount in any authorized form and denomination. If issued, global securities will represent in the aggregate the total principal or face amount of the securities. Principal of and any premium, if any, and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

      The specific terms of the depositary arrangement with respect to any portion of a series of subordinated deferrable interest debentures to be represented by a global security will be described in the applicable prospectus supplement and supplemental indenture.

MODIFICATION OF THE INDENTURE

      The indenture contains provisions permitting XL Capital and the subordinated debt trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated deferrable interest debentures of each series which are affected by the modification, to modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of subordinated deferrable interest debentures; PROVIDED, HOWEVER, that no such modification may, without the consent of the holder of each outstanding subordinated deferrable interest debenture affected thereby,

      (1) extend the fixed maturity of any subordinated deferrable interest debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof;

      (2) reduce the percentage of subordinated deferrable interest debentures the holders of which are required to consent to any such supplemental indenture;

      (3) change the amount or time of any payment required by any sinking fund provisions of any subordinated deferrable interest debentures;

      (4) make any change that materially adversely affects the rights of a holder of subordinated deferrable interest debentures to require XL Capital to purchase a subordinated deferrable interest debenture in accordance with the terms thereof and the applicable indenture;

      (5) waive a default in the payment of the principal of or interest, if any, on any subordinated deferrable interest debenture; or

      (6) make any subordinated deferrable interest debenture payable in money or securities other than as stated in such subordinated deferrable interest debenture.

      In addition, XL Capital and the subordinated debt trustee may execute, without the consent of any holder of subordinated deferrable interest debentures, any supplemental indenture for certain other usual purposes including:

      o     to cure any ambiguity, omission, defect or inconsistency;

      o to make any change that does not, in the good faith opinion of XL Capital's board of directors and the subordinated debt trustee, adversely affect the interests of holders of such subordinated deferrable interest debentures in any material respect;

      o to provide for the assumption of XL Capital's obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

      o to establish the form or terms of any series of subordinated deferrable interest debentures as permitted by the indenture;

      o to add events of default with respect to such subordinated deferrable interest debentures;

      o to add covenants that would benefit the holders of the subordinated deferrable interest debentures or to surrender any rights or powers XL Capital has under the indenture;

      o to make any change necessary for the registration of the subordinated deferrable interest debentures under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939; PROVIDED, HOWEVER, that such modification or amendment does not, in the good faith opinion of XL Capital's board of directors and the subordinated debt trustee, adversely affect the interests of the holders of the subordinated deferrable interest debentures in any material respect;

      o to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the subordinated deferrable interest debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

      o to change or eliminate any of the provisions of the indenture, PROVIDED, HOWEVER, that any such change or elimination shall become effective only when there are no subordinated deferrable interest debentures outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

      o to establish the form or terms of subordinated deferrable interest debentures of any series as permitted by the indenture; or

      o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the subordinated deferrable interest debentures of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one subordinated debt trustee, pursuant to the requirements of the indenture.

EVENTS OF DEFAULT

      With respect to a particular series of subordinated deferrable interest debentures, the indenture provides (or the supplemental indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an "event of default" with respect to such series of subordinated deferrable interest debentures:

      (1) failure to pay interest on the subordinated deferrable interest debentures of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund payment); or

      (2) failure to perform any other agreement contained in the subordinated deferrable interest debentures of such series or the indenture relating to such series (other than an agreement relating solely to another series of subordinated deferrable interest debentures) for 90 days after notice has been given to XL Capital; or

      (3) certain events of bankruptcy, insolvency or reorganization of XL Capital; or

      (4) in the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust.

      The holders of a majority in aggregate outstanding amount of any series of subordinated deferrable interest debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee for the series. The subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the subordinated deferrable interest debentures may declare the principal and interest, if any, accrued to the date of acceleration immediately due and payable upon an event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the event of default has been cured, the rescission would not conflict with any judgment or decree and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee. If an event of default results from the failure of XL Capital to pay when due principal of or interest on the subordinated deferrable interest debentures issued to a trust, during the continuance of such an event of default a holder of trust preferred securities issued by such trust may immediately institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

      The holders of a majority in aggregate outstanding principal amount of any series of subordinated deferrable interest debentures affected thereby may, on behalf of the holders of all the subordinated deferrable interest debentures of such series, waive any past default, except:

      (1) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee) or

      (2) a default in the covenants described in the first or second paragraph under "--Certain Covenants" above.

CONSOLIDATION, MERGER AND SALE

      The indenture contains a covenant which restricts the ability of XL Capital to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions unless (1) either XL Capital is the successor or, if XL Capital is not the surviving person, the surviving person assumes by supplemental indenture all of the obligations of XL Capital under the subordinated deferrable interest debentures and the indenture; and (2) immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.

DEFEASANCE AND DISCHARGE

      Under the terms of the indenture, XL Capital will be discharged from any and all obligations in respect of the subordinate deferrable interest debentures of any series (except in each case for certain obligations to register the transfer or exchange of subordinated deferrable interest debentures, replace stolen, lost or mutilated subordinated deferrable interest debentures, maintain paying agencies and hold moneys for payment in trust) if either (1) all subordinated deferrable interest debentures of such series previously authenticated and delivered have been delivered to the trustee for cancellation (subject to certain provisions of the indenture), or (2) XL Capital deposits with the subordinated debt trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the subordinated deferrable interest debentures of such series on the dates such payments are due in accordance with the terms of such subordinated deferrable interest debentures.

GOVERNING LAW

      The indenture and the subordinated deferrable interest debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE SUBORDINATED DEBT TRUSTEE

      The subordinated debt trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indenture or any supplemental indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the indenture or any supplemental indenture at the request of any holder of subordinated deferrable interest debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might by incurred thereby. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

      XL Capital and certain of its affiliates maintain a deposit account and banking relationship with the subordinated debt trustee. The subordinated debt trustee serves as trustee under other indentures pursuant to which unsecured debt securities of XL Capital are outstanding.

MISCELLANEOUS

      XL Capital will have the right at all times to assign any of its rights or obligations under the indenture or any supplemental indenture to a direct or indirect wholly-owned subsidiary of XL Capital; PROVIDED, HOWEVER, that in the event of any such assignment, XL Capital will remain liable for all of its obligations thereunder. Subject to the foregoing, the indenture and any supplemental indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

                              PLAN OF DISTRIBUTION

      XL Capital, XL Finance (Europe) plc and the trusts may sell the securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended.

      In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

      The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

      o     the name or names of any underwriters, dealers or agents;

      o the purchase price of such securities and the proceeds to XL Capital, XL Finance (Europe) plc and/or the applicable trusts from such sale;

      o any underwriting discounts and other items constituting underwriters' compensation;

      o     the public offering price; and

      o any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

      If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      The securities may be sold directly by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts or through agents designated by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      If dealers are utilized in the sale of any securities, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

      Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as XL Capital's, XL Capital Finance (Europe) plc's or the applicable trust's agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Capital, XL Capital Finance (Europe) plc or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

      If so indicated in the applicable prospectus supplement, XL Capital, XL Capital Finance (Europe) plc or the applicable trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Capital, XL Capital Finance (Europe) plc or the applicable trust at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

      Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

      Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to indemnification by XL Capital, XL Capital Finance (Europe) plc or the applicable trust against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts in the ordinary course of business.

      Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

      Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including XL Capital Finance (Europe) plc and the Trusts) in the ordinary course of business.

                                  LEGAL MATTERS


      Certain legal matters with respect to the securities will be passed upon for us by Cahill Gordon & Reindel llp, New York, New York. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for us by Hunter & Hunter, Grand Cayman, Cayman Islands. Certain English legal matters will be passed upon for XL Capital Finance (Europe) plc and XL Capital by Slaughter and May, London, England. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts.

                                     EXPERTS


      The consolidated financial statements of XL Capital and our subsidiaries as of December 31, 2002 and 2001 and for the three years ended December 31, 2002, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

      The financial statements of XL Capital Finance (Europe) plc as of December 31, 2001 and 2002 and for the period from August 29, 2001 to December 31, 2001 and the year ended December 31, 2002, previously filed as an exhibit to Amendment No. 4 to the Registration Statement, have been audited by PricewaterhouseCoopers, independent auditors, as stated in their report.


                        ENFORCEMENT OF CIVIL LIABILITIES
                   UNDER UNITED STATES FEDERAL SECURITIES LAWS

      XL Capital is a Cayman Islands company. XL Finance is a public limited company under the laws of England and Wales. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Capital, XL Finance or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Capital or XL Finance with process in the United States with respect to actions against it arising out or of in connection with violations of United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, its United States agent irrevocably appointed for that purpose.

      XL Capital has been advised by Hunter & Hunter, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the United States of America (or any political subdivision thereof), a final and conclusive judgment in personam of such courts having competent jurisdiction for a debt or definite sum of money would be recognized and enforced by the courts of the Cayman Islands by originating action on such judgment provided that the debt or sum of money is not a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty and provided that the judgment was obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in the Cayman Islands, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement and there are grounds upon which the Cayman Islands courts may choose not to enforce judgments of United States Courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to public policy of the Cayman Islands.

      XL Capital has been advised by Slaughter and May, its English and Welsh counsel, that any final and conclusive judgment for a definite sum of money (provided that such sum is not in respect of taxes, a fine or other penalty) obtained in the courts of the United States of America (or any political subdivision thereof) in any suit, action or proceeding arising out of or in connection with this offering will be recognized in England, provided that:

      (A)   the judgment was not obtained by fraud;

      (B) the enforcement of the judgment would not be contrary to English public policy;

      (C)   the judgment is not of a public nature;

      (D) the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982;

      (E) the judgment was not obtained in proceedings contrary to natural justice;

      (F) the judgment is not inconsistent with an English judgment in respect of the same matter;

      (G) the judgment is not for multiple damages (as defined by the Protection of Trading Interests Act 1980);

      (H) enforcement proceedings are instituted within six years after the date of the judgment; and

      (I) the foreign court had jurisdiction according to the English rules on private international law.

A foreign judgment may be "final and conclusive" though it is subject to appeal.

      An English court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to enforceability in England, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and England providing for such enforcement and there are grounds upon which the English courts may choose not to enforce judgments of United States courts.

================================================================================






                                 $1,934,000,000

                                 XL CAPITAL LTD

                                 ORDINARY SHARES
                           PREFERENCE ORDINARY SHARES
                                 DEBT SECURITIES
                             ORDINARY SHARE WARRANTS
                        ORDINARY SHARE PURCHASE CONTRACTS
                          ORDINARY SHARE PURCHASE UNITS

                         XL CAPITAL FINANCE (EUROPE) PLC

                        SENIOR DEBT SECURITIES FULLY AND
                  UNCONDITIONALLY GUARANTEED BY XL CAPITAL LTD

                               XL CAPITAL TRUST I
                               XL CAPITAL TRUST II
                              XL CAPITAL TRUST III

                      TRUST PREFERRED SECURITIES FULLY AND
            UNCONDITIONALLY GUARANTEED TO THE EXTENT PROVIDED IN THIS
                          PROSPECTUS BY XL CAPITAL LTD

             Dealer Prospectus Delivery Obligation


                Until                   , all dealers  that effect
             transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                          , 2003


================================================================================

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

SEC registration fee .............................................. $  138,000
New York Stock Exchange listing fee for ordinary shares ...........      1,500
Printing and engraving expenses ...................................    250,000
Legal fees and expenses ...........................................    500,000
Accounting fees and expenses ......................................    150,000
Blue Sky fees and expenses ........................................     10,000
Trustees and transfer agents fees .................................     75,000
Rating agency fees ................................................    750,000
Miscellaneous .....................................................    263,500
                                                                    ----------
   Total .......................................................... $2,138,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

XL CAPITAL

     Article 109 of our Articles of Association, incorporated by reference to Annex G to the Joint Proxy Statement of EXELLimited and MidOcean Limited dated July 2, 1998, contains provisions with respect to indemnification of our directors and officers. The general effect of these provisions is to provide for the indemnity by XL Capital Ltd ("XL Capital") of an officer, director, employee or agent of XL Capital for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of XL Capital) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of XL Capital, if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Articles of Association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of XL Capital by reason of the fact that such indemnified person is an officer, director, employee or agent of XL Capital if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to us unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.

     To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Our directors and officers are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

XL CAPITAL FINANCE (EUROPE) PLC

     Article 11 of the Articles of Association for XL Capital Finance (Europe) plc contains provisions with respect to indemnification of its directors and officers. The general effect of these provisions is to provide for the indemnity by XL Capital Finance (Europe) plc of every director, officer or auditor of XL Capital Finance (Europe) plc for all losses or liabilities (including in the defense of any proceedings, whether civil or criminal), which may be sustained or incurred by reason of the fact that such person was a director, officer or auditor, except that the director, officer or auditor will not be indemnified against any liability for negligence, default, breach of duty or breach of trust in relation to XL Capital Finance (Europe) plc.

     The Articles also provide for directors to have the power to purchase and maintain for any director, officer or auditor insurance against any liability arising from negligence, default, breach of duty or breach of trust of any director, officer or auditor.

XL CAPITAL TRUSTS

     Article 4 of the Declaration of Trust for each XL Capital Trust contains provisions with respect to indemnification of its trustees and officers. The general effect of these provisions is to provide for the indemnity by the applicable XL Capital Trust of every trustee, director, officer, employee or agent of the applicable XL Capital Trust for all losses or liabilities (including in the defense of any proceedings, whether civil or criminal), which may be sustained or incurred by reason of the fact that such person was a trustee, director, officer, employee or agent, except that the trustee, director, officer, employee or agent will not be indemnified against any liability for gross negligence or willful misconduct in relation to the applicable XL Capital Trust.

ITEM 16. EXHIBITS.

EXHIBIT NUMBER       DESCRIPTION
--------------       -----------
1.1**                Form of Underwriting Agreement (XL Capital Ltd Equity).

1.2**                Form of Underwriting Agreement (XL Capital Ltd Non-Equity).

1.3**                Form of Underwriting Agreement (Trust Preferred
                     Securities).

1.4** Form of Underwriting Agreement (XL Capital Finance (Europe) plc Debt Securities).

1.5** Form of Underwriting Agreement (XL Capital Ordinary Share Purchase Contracts).

1.6**                Form of Underwriting Agreement (XL Capital Ordinary Share
                     Purchase Units).

3.1 Memorandum of Association of XL Capital (incorporated by reference to Annex G to the Joint Proxy Statement of EXELLimited and MidOcean Limited dated July 2, 1998). 3.2 Articles of Association of XL Capital (incorporated by reference to Annex G to the Joint Proxy Statement of EXELLimited and MidOcean Limited dated July 2, 1998).

3.3 Memorandum of Association of XL Capital Finance (Europe) plc (incorporated by reference to Exhibit 3.4 to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

3.4 Articles of Association of XL Capital Finance (Europe) plc (including the Certificate of Incorporation) (incorporated by reference to Exhibit 3.5 to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

EXHIBIT NUMBER       DESCRIPTION
--------------       -----------
4.1*                 XL Capital Senior Debt Securities Indenture.

4.1(a)**             Form of XL Capital Supplemental Senior Debt Securities
                     Indenture.

4.2** Form of XL Capital Senior Debt Security (included as part of Exhibit 4.1(a)).

4.3*                 XL Capital Subordinated Debt Securities Indenture.

4.3(a)**             Form of XL Capital Supplemental Subordinated Debt
                     Securities Indenture.

4.4** Form of XL Capital Subordinated Debt Security (included as part of Exhibit 4.3(a)).

4.5**                Form of XL Capital Ordinary Share Warrant Agreement.

4.6** Form of XL Capital Ordinary Share Warrant Certificate (included as part of Exhibit 4.5).

4.7*                 XL Capital Subordinated Deferrable Interest Debentures
                     Indenture.

4.8 Form of XL Capital Subordinated Deferrable Interest Debenture (included as part of Exhibit 4.12).

4.9(a) Declaration of Trust of XL Capital Trust I (incorporated by reference to Exhibit 4.9(a) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.9(b)

                     Declaration of Trust of XL Capital Trust II (incorporated by reference to Exhibit 4.9(b) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.9(c) Declaration of Trust of XL Capital Trust III (incorporated by reference to Exhibit 4.9(c) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.10 Form of Amended and Restated Declaration of Trust for XL Capital Trust I, XL Capital Trust II and XL Capital Trust III (incorporated by reference to Exhibit 4.10 to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.11(a) Certificate of Trust of XL Capital Trust I (incorporated by reference to Exhibit 4.11(a) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.11(b) Certificate of Trust of XL Capital Trust II (incorporated by reference to Exhibit 4.11(b) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.11(c) Certificate of Trust of XL Capital Trust III (incorporated by reference to Exhibit 4.11(c) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.12 Form of XL Capital Supplemental Subordinated Deferrable Interest Debentures Indenture (incorporated by reference to
                     Exhibit 4.12 to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.13*                XL Capital Finance (Europe) plc Senior Debt Securities
                     Indenture.

4.13(a)**            Form of XL Capital Finance (Europe) plc Supplemental Senior
                     Debt Securities Indenture.

4.14** Form of XL Capital Finance (Europe) plc Senior Debt Security (included as part of Exhibit 4.13(a)).

EXHIBIT NUMBER       DESCRIPTION
--------------       -----------

4.15(a) Form of Guarantee Agreement for Common Stock (incorporated by reference to Exhibit 4.15(a) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.15(b)* Guarantee Agreement for Trust Preferred Securities issued by XL Capital Trust I. 4.15(c)* Guarantee Agreement for Trust Preferred Securities issued by XL Capital Trust II.

4.15(d)* Guarantee Agreement for Trust Preferred Securities issued by XL Capital Trust III.

4.16 Rights Agreement, dated as of September 11, 1998, between XL Capital Ltd and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to XL Capital Ltd's Current Report on Form 8-K dated October 21, 1998).

4.17**               Form of XL Capital Ordinary Share Purchase Contract.


5.1*                 Opinion of Cahill Gordon & Reindel LLP.


5.2*                 Opinion of Hunter & Hunter.

5.3*                 Opinion of Richards, Layton & Finger, P.A.

5.4*                 Opinion of Slaughter and May.



12.1* Statement regarding Computation of Earnings to Fixed Charges and Earnings to Preference Ordinary Share Dividends.


23.1*                Consent of Cahill Gordon & Reindel LLP (included as part of
                     Exhibit 5.1).


23.2*                Consent of Hunter & Hunter (included as part of Exhibit
                     5.2).

23.3* Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.3).

23.4*                Consent of Slaughter and May (included as part of Exhibit
                     5.4).


23.5*** Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of XL Capital Ltd incorporated herein by reference.


23.6*** Consent of PricewaterhouseCoopers relating to the audited financial statements of XL Capital Finance (Europe) plc.

24.1* Powers of Attorney of the Registrants (included on a signature page).

25(a)* Form T-1 Statement of Eligibility of Trustee (XL Capital Senior Indenture and Subordinated Indenture).


25(b)* Form T-1 Statement of Eligibility of Trustee (XL Capital Subordinated Deferrable Interest Debentures Indenture).

25(c)* Form T-1 Statement of Eligibility of Trustee (Trust Preferred Securities of XL Capital Trust I).

25(d)* Form T-1 Statement of Eligibility of Trustee (Guarantee of Trust Preferred Securities of XL Capital Trust I).

25(e)* Form T-1 Statement of Eligibility of Trustee (Trust Preferred Securities of XL Capital Trust II).

25(f)* Form T-1 Statement of Eligibility of Trustee (Guarantee of Trust Preferred Securities of XL Capital Trust II).

25(g)* Form T-1 Statement of Eligibility of Trustee (Trust Preferred Securities of XL Capital Trust III).

25(h)* Form T-1 Statement of Eligibility of Trustee (Guarantee of Trust Preferred Securities of XL Capital Trust III).

25(i)* Form T-1 Statement of Eligibility of Trustee (XL Capital Finance (Europe) plc Senior Indenture).

25(j)* Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt of XL Capital Finance (Europe) plc).

99.1*                Appointments of CT Corporation System as U.S. agent for
                     Service of Process.


99.2* Audited financial statements of XL Capital Finance (Europe) plc as of December 31, 2001 and 2002 and for the period from August 29, 2001 to December 31, 2001 and the year ended December 31, 2002.


-------------
*   Previously filed.

** To be filed as an amendment or as an exhibit to an Exchange Act report of the Registrant(s) and incorporated herein by reference.

*** Filed herewith.

ITEM 17. UNDERTAKINGS.

THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKE:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (6) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on June 18, 2003.



                     XL CAPITAL LTD

                     By: /s/ Jerry de St. Paer
                         -------------------------------------------------------

                     Name: Jerry de St. Paer
                           -----------------------------------------------------
                     Title: Executive Vice President and Chief Financial Officer
                            ----------------------------------------------------



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



           SIGNATURE                        TITLE                      DATE
           ---------                        -----                      ----


/s/ Brian M. O'Hara                  President, Chief Executive    June 18, 2003
-----------------------------        Officer and Director
Name:Brian M. O'Hara

/s/ Jerry de St. Paer                Executive Vice President      June 18, 2003
-----------------------------        and Chief Financial Officer
Name:Jerry de St. Paer               (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)

/s/ Michael P. Esposito, Jr.*        Chairman and Director         June 18, 2003
-----------------------------
Name:Michael P. Esposito, Jr.

/s/ Ronald L. Bornhuetter*           Director                      June 18, 2003
-----------------------------
Name: Ronald L. Bornhuetter



/s/ Dale R. Comey*                   Director                      June 18, 2003
-----------------------------
Name: Dale R. Comey

/s/ Robert R. Glauber*               Director                      June 18, 2003
-----------------------------
Name: Robert R. Glauber

/s/ Paul Jeanbart *                  Director                      June 18, 2003
-----------------------------
Name: Paul Jeanbart

/s/ John Loudon *                    Director                      June 18, 2003
-----------------------------
Name: John Loudon

           SIGNATURE                        TITLE                      DATE
           ---------                        -----                      ----


/s/ Robert S. Parker *               Director                      June 18, 2003
-----------------------------
Name: Robert S. Parker

/s/ Cyril Rance *                    Director                      June 18, 2003
-----------------------------
Name: Cyril Rance

/s/ Alan Z. Senter *                 Director                      June 18, 2003
-----------------------------
Name: Alan Z. Senter

/s/ John T. Thornton *               Director                      June 18, 2003
-----------------------------
Name: John T. Thornton

/s/ Ellen E. Thrower *               Director                      June 18, 2003
-----------------------------
Name: Ellen E. Thrower

/s/ John W. Weiser *                 Director                      June 18, 2003
-----------------------------
Name: John W. Weiser

*By:  /s/ Jerry de St. Paer                                        June 18, 2003
      -----------------------
      Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on June 18, 2003.



                                        XL CAPITAL FINANCE (EUROPE) PLC

                                        By:  /s/ Jerry de St. Paer
                                             ----------------------------------
                                             Name: Jerry de St. Paer
                                             Title: Director

                                        By:  /s/ Fiona Luck
                                             ----------------------------------
                                             Name: Fiona Luck
                                             Title: Director

                                        By:  /s/ Paul S. Giordano
                                             ----------------------------------
                                             Name: Paul S. Giordano
                                             Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on June 18, 2003.



                                        XL CAPITAL TRUST I

                                        By:  /s/ Brian M. O'Hara
                                             ---------------------------------
                                             Name: Brian M. O'Hara
                                             Title: Trustee

                                        By:  /s/ Jerry de St. Paer
                                             ---------------------------------
                                             Name: Jerry de St. Paer
                                             Title: Trustee

                                        By:  /s/ Paul S. Giordano
                                             ---------------------------------
                                             Name: Paul S. Giordano
                                             Title: Trustee



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on June 18, 2003.



                                        XL CAPITAL TRUST II

                                        By:  /s/ Brian M. O'Hara
                                             ---------------------------------
                                             Name: Brian M. O'Hara
                                             Title: Trustee

                                        By:  /s/ Jerry de St. Paer
                                             ---------------------------------
                                             Name: Jerry de St. Paer
                                             Title: Trustee

                                        By:  /s/ Paul S. Giordano
                                             ---------------------------------
                                             Name: Paul S. Giordano
                                             Title: Trustee

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on June 18, 2003.



                                        XL CAPITAL TRUST III

                                        By:  /s/ Brian M. O'Hara
                                             ----------------------------------
                                             Name: Brian M. O'Hara
                                             Title: Trustee

                                        By:  /s/ Jerry de St. Paer
                                             ----------------------------------
                                             Name: Jerry de St. Paer
                                             Title: Trustee

                                        By:  /s/ Paul S. Giordano
                                             ----------------------------------
                                             Name: Paul S. Giordano
                                             Title: Trustee

                                  EXHIBIT INDEX

EXHIBIT NUMBER             DESCRIPTION
--------------             -----------
1.1**                Form of Underwriting Agreement (XL Capital Ltd Equity).

1.2**                Form of Underwriting Agreement (XL Capital Ltd Non-Equity).

1.3**                Form of Underwriting Agreement (Trust Preferred
                     Securities).

1.4** Form of Underwriting Agreement (XL Capital Finance (Europe) plc Debt Securities).

1.5** Form of Underwriting Agreement (XL Capital Ordinary Share Purchase Contracts).

1.6**                Form of Underwriting Agreement (XL Capital Ordinary Share
                     Purchase Units).

3.1 Memorandum of Association of XL Capital (incorporated by reference to Annex G to the Joint Proxy Statement of EXELLimited and MidOcean Limited dated July 2, 1998).

3.2 Articles of Association of XL Capital (incorporated by reference to Annex G to the Joint Proxy Statement of EXELLimited and MidOcean Limited dated July 2, 1998).

3.3 Memorandum of Association of XL Capital Finance (Europe) plc (incorporated by reference to Exhibit 3.4 to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

3.4 Articles of Association of XL Capital Finance (Europe) plc (including the Certificate of Incorporation) (incorporated by reference to Exhibit 3.5 to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.1*                 XL Capital Senior Debt Securities Indenture.

4.1(a)**             Form of XL Capital Supplemental Senior Debt Securities
                     Indenture.

4.2** Form of XL Capital Senior Debt Security (included as part of Exhibit 4.1(a)).

4.3*                 XL Capital Subordinated Debt Securities Indenture.

4.3(a)**             Form of XL Capital Supplemental Subordinated Debt
                     Securities Indenture.

4.4** Form of XL Capital Subordinated Debt Security (included as part of Exhibit 4.3(a)).

4.5**                Form of XL Capital Ordinary Share Warrant Agreement.

4.6** Form of XL Capital Ordinary Share Warrant Certificate (included as part of Exhibit 4.5).

4.7*                 XL Capital Subordinated Deferrable Interest Debentures
                     Indenture.

4.8 Form of XL Capital Subordinated Deferrable Interest Debenture (included as part of Exhibit 4.12)

4.9(a) Declaration of Trust of XL Capital Trust I (incorporated by reference to Exhibit 4.9(a) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.9(b) Declaration of Trust of XL Capital Trust II (incorporated by reference to Exhibit 4.9(b) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.9(c) Declaration of Trust of XL Capital Trust III (incorporated by reference to Exhibit 4.9(c) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

EXHIBIT NUMBER             DESCRIPTION
--------------             -----------
4.10 Form of Amended and Restated Declaration of Trust for XL Capital Trust I, XL Capital Trust II and XL Capital Trust III (incorporated by reference to Exhibit 4.10 to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.11(a) Certificate of Trust of XL Capital Trust I (incorporated by reference to Exhibit 4.11(a) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.11(b) Certificate of Trust of XL Capital Trust II (incorporated by reference to Exhibit 4.11(b) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.11(c) Certificate of Trust of XL Capital Trust III (incorporated by reference to Exhibit 4.11(c) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.12 Form of XL Capital Supplemental Subordinated Deferrable Interest Debentures Indenture (incorporated by reference to
                     Exhibit 4.12 to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.13*                XL Capital Finance (Europe) plc Senior Debt Securities
                     Indenture.

4.13(a)**            Form of XL Capital Finance (Europe) plc Supplemental Senior
                     Debt Securities Indenture.

4.14** Form of XL Capital Finance (Europe) plc Senior Debt Security (included as part of Exhibit 4.13(a)).

4.15(a) Form of Guarantee Agreement for Common Stock (incorporated by reference to Exhibit 4.15(a) to the Registrants' Registration Statement filed with the SEC on October 22, 2001 (Registration No. 333-72018)).

4.15(b)* Guarantee Agreement for Trust Preferred Securities issued by XL Capital Trust I.

4.15(c)* Guarantee Agreement for Trust Preferred Securities issued by XL Capital Trust II.

4.15(d)* Guarantee Agreement for Trust Preferred Securities issued by XL Capital Trust III.

4.16 Rights Agreement, dated as of September 11, 1998, between XL Capital Ltd and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to XL Capital Ltd's Current Report on Form 8-K dated October 21, 1998).

4.17**               Form of XL Capital Ordinary Share Purchase Contract.


5.1*                 Opinion of Cahill Gordon & Reindel LLP.


5.2*                 Opinion of Hunter & Hunter.

5.3*                 Opinion of Richards, Layton & Finger, P.A.

5.4*                 Opinion of Slaughter and May.



12.1* Statement regarding Computation of Earnings to Fixed Charges and Earnings to Preference Ordinary Share Dividends.


23.1*                Consent of Cahill Gordon & Reindel LLP (included as part of
                     Exhibit 5.1).


23.2*                Consent of Hunter & Hunter (included as part of Exhibit
                     5.2).

23.3* Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.3).

23.4*                Consent of Slaughter and May (included as part of Exhibit
                     5.4).


23.5*** Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of XL Capital Ltd incorporated herein by reference.


23.6*** Consent of PricewaterhouseCoopers relating to the audited financial statements of XL Capital Finance (Europe) plc.


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


EXHIBIT NUMBER             DESCRIPTION
--------------             -----------
24.1* Powers of Attorney of the Registrants (included on a signature page).

25(a)* Form T-1 Statement of Eligibility of Trustee (XL Capital Senior Indenture and Subordinated Indenture).

25(b)* Form T-1 Statement of Eligibility of Trustee (XL Capital Subordinated Deferrable Interest Debentures Indenture).

25(c)* Form T-1 Statement of Eligibility of Trustee (Trust Preferred Securities of XL Capital Trust I).

25(d)* Form T-1 Statement of Eligibility of Trustee (Guarantee of Trust Preferred Securities of XL Capital Trust I).

25(e)* Form T-1 Statement of Eligibility of Trustee (Trust Preferred Securities of XL Capital Trust II).

25(f)* Form T-1 Statement of Eligibility of Trustee (Guarantee of Trust Preferred Securities of XL Capital Trust II).

25(g)* Form T-1 Statement of Eligibility of Trustee (Trust Preferred Securities of XL Capital Trust III).

25(h)* Form T-1 Statement of Eligibility of Trustee (Guarantee of Trust Preferred Securities of XL Capital Trust III).

25(i)* Form T-1 Statement of Eligibility of Trustee (XL Capital Finance (Europe) plc Senior Indenture).

25(j)* Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt of XL Capital Finance (Europe) plc).

99.1*                Appointments of CT Corporation System as U.S. agent for
                     Service of Process.


99.2* Audited financial statements of XL Capital Finance (Europe) plc as of December 31, 2001 and 2002 and for the period from August 29, 2001 to December 31, 2001 and the year ended December 31, 2002.



----------------
*   Previously filed.

** To be filed as an amendment or as an exhibit to an Exchange Act report of the Registrant(s) and incorporated herein by reference.

*** Filed herewith.

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